[HUMAN BIOSYSTEMS LOGO]

                          Up to  38,000,000 Shares
                                       of
                                  Common Stock

This prospectus relates to the resale of up to 38,000,000 shares of the common stock of Human BioSystems by Dutchess Private Equities Fund II, L.P., a Delaware limited partnership ("Dutchess"), which will become a stockholder pursuant to a "put right" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Dutchess. That Investment Agreement permits us to "put" up to $5.0 million in shares of our common stock to Dutchess. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. However, we will receive proceeds from the sale of securities pursuant to our exercise of this put right. We will bear all costs associated with this registration.

Our common stock is listed on the NASD O-T-C Market Bulletin Board under the symbol "HBSC.OB". On July 9, 2004, the last sale price of our common stock on the O-T-C Market Bulletin Board was $ 0.14 per share.

Dutchess is an "underwriter" within the meaning of the Securities Act of
1933, as amended (the "Securities Act") in connection with the resale of our common stock under the Investment Agreement. Dutchess will pay us 95% of the lowest closing "best bid" price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to the Investment Agreement.
                           __________________________

See "Risk Factors" beginning on page 5 for a discussion of material issues to consider before purchasing our common stock.
                           __________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is  August 23, 2004

                                                                       Page

Prospectus Summary......................................................  2
Risk Factors............................................................  4
Use of Proceeds......................................................... 10
Determination of Offering Price..........................................11
Price Range of Common Stock and Dividend Policy......................... 11
Capitalization.......................................................... 12
Selected Consolidated Financial Data.................................... 12
Management's Discussion and Analysis of  Financial
  Condition and Results of Operations................................... 14
Business................................................................ 19
Management.............................................................. 30
Related Party Transactions.............................................. 34
Principal Stockholders.................................................. 36
Selling Stockholder......................................................37
Description of Capital Stock............................................ 38
Shares Eligible for Future Sale......................................... 39
Plan of Distribution.................................................... 39
Legal Matters........................................................... 41
Experts................................................................. 41
Where You Can Find Additional Information............................... 41
Index to Financial Statements........................................... 41


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, "Human BioSystems", "the Company," "we", "us" and "our" refer to Human BioSystems, a California corporation.

All trademarks, service marks or tradenames referred to in this prospectus are the property of their respective owners.


                               PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus. You should read the entire prospectus carefully.

                                HUMAN BIOSYSTEMS

Our Business    The principal business objective of Human BioSystems is to develop and provide economical, non-toxic methods of extending the shelf life and improving the quality of blood platelets and other biological material.

                                  THE OFFERING

This prospectus relates to the resale of up to 38,000,000 shares of our common stock by Dutchess. Dutchess will obtain our common stock pursuant to an Investment Agreement entered into with us.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we have assumed that we will issue not more than 38,000,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more or less than 38,000,000, depending on the trading price of our common stock. We currently do not intend to exercise the put right in a manner which would result in our issuance of more than 38,000,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the SEC and that registration statement would have to be declared effective prior to the issuance of any additional shares.

The Investment Agreement with Dutchess provides that following notice to Dutchess, we may put to Dutchess up to $5 million in shares of our common stock for a purchase price equal to 95% of the lowest closing "best bid" price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to the Investment Agreement. The dollar value that we will be permitted to put pursuant to the Investment Agreement will be either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $10,000. No single put can exceed $1,000,000. Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions.

Dutchess will only purchase shares when we meet the following conditions:

- a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line of Credit;

- our common stock has not been suspended from trading for a period of five consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;

- we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

- no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock; and

- we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws.

The Investment Agreement will terminate when any of the following events occur:

- Dutchess has purchased an aggregate of $5,000,000 of our common stock;

- a period of thirty-six months has passed since the SEC has declared effective the registration statement of which this prospectus forms a part;

- we file or otherwise enter an order for relief in bankruptcy; or

- our common stock ceases to be registered under the Securities Exchange Act of 1934 (the "Exchange Act").



Common stock offered                   Up to 38,000,000 shares of common stock,
                                       no par value.

Common stock to be outstanding
after this Offering                    74,468,600 shares, excluding an
                                       aggregate of 4,294,833 shares
                                       reserved for issuance upon the exercise
                                       of outstanding stock options and
                                       warrants.

Use of proceeds                        We will not receive any proceeds from
                                       the sale of our common stock by the
                                       selling stockholder.  However, we will
                                       receive proceeds from the Equity Line of Credit. See "Use of Proceeds".


O-T-C Market Bulletin Board symbol:     "HBSC.OB"


                             SUMMARY FINANCIAL DATA


                                       Three Months Ended         Years Ended
                                           March 31,              December 31,
                                        2004         2003       2003        2002
                                      -------       -------    -------    --------
Statements of Operations Data:

Revenue                           $        --     $     --   $       --  $       --

Operating expenses:

 General and administrative:

   Stock based compensation            176,500      83,000       251,800     398,500

   Other general and administrative
      expenses                         144,700      420,300    1,292,200   1,465,200
                                      ----------   ----------  ----------  ----------
   Total general and administrative    321,200      503,300    1,544,000   1,863,700

 Research and development               44,200       88,800      394,300     430,400

 Sales and marketing                    31,500       53,900      219,300     218,700
                                      ----------   ----------  ----------  ----------
 Total operating expenses              396,900      646,000    2,157,600   2,512,800
                                      ----------   ----------  ----------  ----------
Loss from operations                  (396,900)    (646,000)  (2,157,600) (2,512,800)

Other income (expense)                (340,700)         --      (405,400)       (700)

Provision for income taxes                --            --           800         800
                                    ------------  ----------  ----------- -----------
Net loss                           $  (737,600)  $ (646,000) $(2,563,800) (2,514,300)
                                    ============  ==========  =========== ===========
Basic and diluted loss per share   $     (0.02)  $   (0.03)  $     (0.10) $    (0.14)
                                    ============  ==========  =========== ===========
Basic and diluted weighted-average
  common shares outstanding          31,272,300  24,566,000    26,814,072  18,262,400
                                    ============ ==========   =========== ===========

                                     March 31, 2004       December 31, 2003
Balance Sheet Data:                 ---------------        ----------------
Cash                                 $  32,600               $     7,400
Working capital (deficit)            $(449,200)              $  (976,900)
Total stockholders' equity (deficit) $(448,100)              $  (975,300)



                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC.

Risks Related to Our Business

WE HAVE A HISTORY OF LOSSES, AND OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS HAVE RAISED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Since our inception in 1998, we have incurred substantial losses from operations, resulting primarily from costs related to research and development and building our infrastructure. Because of our status as a development stage company and the need to conduct additional research and development prior to introducing products and services to the market, we expect to incur net losses for the foreseeable future. If our growth is slower than we anticipate or our operating expenses exceed our expectations, our losses will be significantly greater. We may never achieve profitability. Primarily as a result of these recurring losses, our independent certified public accountants modified their report on our December 31, 2003 financial statements to include an uncertainty paragraph wherein they expressed substantial doubt about our ability to continue as a going concern.

We are in the seventh year of research and development, with an accumulated loss during the development stage of $12,793,100 as of March 31, 2004. We currently do not know when ourresearch and development will be completed, or if a product will ever result from this research and development activity. We anticipate that the funds spent on research and development activities will need to increase significantly prior to completion of research and development and commercialization of a product. Additionally, we may not be able to secure funding in the future necessary to complete our intended research and development activities. In 2003, we scaled back our research and development activities significantly, due to our lack of capital.

These conditions give rise to substantial doubt about our ability to continue as a going concern. Our financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain additional financing from the sale of our common stock, as may be required, and ultimately to attain profitability.

WE REQUIRE IMMEDIATE ADDITIONAL CAPITAL.

Our operating plan for calendar year 2004 is focused on development of our products. It is our estimate that a cash requirement of $2.5 million is required to support this plan for the next twelve months. During the year ended December 31, 2003, we received an aggregate of $905,400 from the issuance of common stock, compared to an aggregate of approximately $2,151,300 received in the year ended December 31, 2002. During the first three months of 2004, we received an aggregate of $114,400 in cash from the issuance of common stock. We are actively seeking additional funding. There can be no assurance that the required additional financing will be available on terms favorable to us or at all. Since May 2003, we have made only two complete bimonthly payroll payments to our employees. This may impact our ability to attract and retain qualified employees necessary for our operations.

Obtaining capital will be challenging in a difficult environment, due to the downturn in the United States economy and current world instability. We currently have no commitments for any funding, and there can be no assurance that we will be able to obtain additional funding in the future from either debt or equity financings, bank loans, collaborative arrangements or other sources on terms acceptable to us, or at all. If our human infusion studies are successful, we believe that we will be able to obtain additional funding through a license agreement with one or more of the potential strategic partners with whom we have had discussions to date, thereby satisfying our financial needs for at least the balance of 2004; however, we currently do not have the capital to continue our infusion studies and there can be no assurance that we will achieve successful results in our human infusion studies once continued or that we can enter into a license agreement or agreements providing adequate financing for 2004 and beyond.

If adequate funds are not available or are not available on acceptable terms when required, we may be required to significantly curtail our operations or may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of our common stock.

OUR CHIEF EXECUTIVE OFFICER IS THE SUBJECT OF SEC AND JUSTICE DEPARTMENT PROCEEDINGS FOR SECURITIES FRAUD.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the SEC announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge Mr.Masuda with the failure to adequately disclose to investors in this private placement a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. Although we believe that the charges are unwarranted, and that the issues involved in this matter were resolved over two years ago to the full satisfaction of all investors, there can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the SEC receives the remedies that it seeks. In December 2003, we filed motions to proceed with the civil case and to change the venue for these proceedings from New York to Northern California. As of May 2004, however, we have not been informed of any rulings on these motions, and there has been no further action or progress made in the resolution of these matters.

WE ARE A DEVELOPMENT STAGE COMPANY, AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

We are a development stage company, and have yet to produce or sell any products or services. We have only a limited operating history upon which you can evaluate our business and prospects, and have yet to develop sufficient experience regarding actual revenues to be received from our products and services. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

We have a very limited operating history, and have no revenue to date. We cannot forecast with any degree of certainty whether any of our products or services will ever generate revenue or the amount of revenue to be generated by any of our products or services. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

-  our ability to attract new and repeat customers;

- our ability to keep current with the evolving requirements of our target market;

-  our ability to protect our proprietary technology;

- the ability of our competitors to offer new or enhanced products or services; and

- unanticipated delays or cost increases with respect to research and development.

Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance. If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

ESTABLISHING OUR REVENUES AND ACHIEVING PROFITABILITY WILL DEPEND ON OUR ABILITY TO DEVELOP AND COMMERCIALIZE OUR PRODUCTS.

Much of our ability to establish revenues and to achieve profitability and positive cash flows from operations will depend on the successful introduction of our products in development. Products based on our technologies will represent new methods of treatment and preservation. Our prospective customers, including blood banks, hospitals and clinics, will not use our products unless they determine that the benefits provided by these products are greater than those available from competing products. Even if the advantage from our planned products is clinically established, prospective customers may not elect to use such products for a variety of reasons.

We may be required to undertake time-consuming and costly development activities and seek regulatory clearance or approval for new products. The completion of the development and commercialization of any of our products under development remains subject to all of the risks associated with the commercialization of new products based on innovative technologies, including unanticipated technical or other problems, manufacturing difficulties and the possible insufficiency of the funds allocated for the completion of such development.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

As a development stage company, we are entering a biological material preservation market that is presently addressed by large companies with extensive financial resources. Those companies include DuPont and Baxter, among others. Additionally, smaller companies with which we may compete include LifeCell Corporation for platelet preservation, Cerus for viral inactivation of platelets and other blood products and Cryo Life for preserving heart valves by cryo-preservation. We have limited funds with which to develop products and services. These companies are active in research and development of biological material preservation, and we do not know the current status of their development efforts. We have limited funds with which to develop products and services, and most of the above competitors have significantly greater financial resources, technical expertise and managerial capabilities than we currently possess.

WE MAY FAIL TO OBTAIN GOVERNMENT APPROVAL OF OUR PROCESSES.

The FDA regulates the commercial distribution and marketability of medical solutions and equipment. In the event that we determine that these regulations apply to our proposed products, we will need to obtain FDA approval for such distribution. The process of obtaining FDA approval may be expensive, lengthy and unpredictable. We have not developed our products to the level where these approval processes can be started. We do not know if such approval could be obtained in a timely fashion, if at all. In the event that we do not receive any required FDA approval for certain products, we would not be able to sell such products in the United States.

The regulation of our processes and products outside the United States will vary by country. Noncompliance with foreign country requirements may include some or all of the risks associated with noncompliance with FDA regulation as well as other risks.

ACTS OF TERRORISM, RESPONSES TO ACTS OF TERRORISM AND ACTS OF WAR MAY IMPACT OUR BUSINESS AND OUR ABILITY TO RAISE CAPITAL.

Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate, especially to the extent we depend upon activities conducted in foreign countries, such as Russia where we have performed research and development. In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict. We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

WE MAY FAIL TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or
otherwise prove advantageous to our business.   Our inability to enter into new
distribution relationships or strategic alliances could have a material and adverse effect on our business.

Risks Related to Our Stock and This Offering

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had a very limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities. A number of our employees and consultants have recently elected to convert a portion of their compensation to shares of our common stock. A portion of these shares have been registered for resale to the public in a registration statement on Form S-8, filed with the SEC in April 2004.

EXISTING STOCKHOLDERS MAY EXPERIENCE SUBSTANTIAL DILUTION FROM THE SALE OF COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of common stock pursuant to our Investment Agreement with Dutchess may have a dilutive impact on our stockholders. For example, based on a recent closing bid price of $0.13 per share for our common stock, we would have to issue an aggregate of 40,650,407 shares of common stock to utilize the full Equity Line of Credit. As a result, the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares of common stock we will have to issue to Dutchess. If our stock price continues to decrease after such exercise, our existing stockholders would experience greater dilution.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON
STOCK.

The common stock to be issued to Dutchess pursuant to the Investment Agreement will be purchased at a 5% discount to the lowest closing "best bid" price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to the Investment Agreement. Dutchess has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Dutchess sells the shares, the price of our common stock could decrease. If our stock price decreases, Dutchess may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

THERE MAY NOT BE SUFFICIENT TRADING VOLUME IN OUR COMMON STOCK TO PERMIT US TO GENERATE ADEQUATE FUNDS FROM THE EXERCISE OF OUR PUT.

The Investment Agreement provides that the dollar value that we will be permitted to put to Dutchess will be either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $10,000. The daily trading volume in our common stock from April 1 through June 30, 2004 has been as high as 82,500 shares, but there have also been many days when no shares were traded. Based on the formula in the Investment Agreement, it is possible that we would only be permitted to exercise a put for $10,000, which would not provide adequate funding for our planned operations.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE; OUR COMMON STOCK IS "PENNY STOCK".

The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile. The trading prices of many technology companies' stocks have recently been highly volatile and have recorded lows well below historical highs.

Factors that could cause such volatility in our common stock may include, among other things:

 -  actual or  anticipated fluctuations in our quarterly operating results;

 -  announcements of  technological  innovations;

 -  changes in financial estimates by securities analysts;

 -  conditions or trends in our industry;  and

 -  changes in the market valuations of other comparable companies.

In addition, our stock is currently traded on the NASD O-T-C Bulletin Board and it is uncertain that we will be able to successfully apply for listing on the AMEX, the NASDAQ National Market, or the Nasdaq SmallCap Market in the foreseeable future due to the trading price for our common stock, our working capital and revenue history. Failure to list our shares on the AMEX, the Nasdaq National Market, or the Nasdaq SmallCap Market, will impair the liquidity of our common stock.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any security that 1) is priced under five dollars,
2) is not traded on a national stock exchange or on NASDAQ, 3) may be listed in the "pink sheets" or the NASD OTC Bulletin Board, 4) is issued by a company that has less than $5 million in net tangible assets and has been in business less than three years, or by a company that has under $2 million in net tangible assets and has been in business for at least three years, or by a company that has revenues of less than $6 million for 3 years.

Penny stocks can be very risky: penny stocks are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ. Prices often are not available. Investors in penny stocks are often unable to sell stock back to the dealer that sold them the stock. Thus an investor may lose his/her investment. Our common stock is a "penny stock" and thus is subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the common stock is listed on The Nasdaq SmallCap Market. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of our common stock to resell their shares in the secondary market.

THE LIMITED TRADING VOLUME OF OUR COMMON STOCK MAY DEPRESS THE PRICE OF THE STOCK OR CAUSE IT TO FLUCTUATE SIGNIFICANTLY.

There has been a limited public market for our common stock, and there can be no assurance that an active trading market for our common stock will develop. As a result, you may not be able to sell your common stock at the time you desire, or at all.

SOME OF THE INFORMATION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "will", "expect", "intend", "anticipate", "believe", "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

 - discuss our expectations about our future performance;

 - contain projections of our future operating results or of our future financial condition; or

 - state other "forward-looking" information.

We believe it is important to communicate our expectations to our stockholders. There may be events in the future, however, that we are not able to predict accurately or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward- looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could have a material and adverse effect on our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline and you could lose all or part of your investment.


                                USE OF PROCEEDS

The shares of stock covered by this prospectus are to be sold by Dutchess, who will receive all of the proceeds from such sales. We will not receive any proceeds from the sale of our common stock. However, we will receive proceeds from the sale of our common stock to Dutchess pursuant to the Investment Agreement.

The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used for working capital and general corporate expenses.


We propose to expend these proceeds as follows:

                                        Proceeds                Proceeds
                                        if 100%, or             if 50%, or
                                        38,000,000              19,000,000
                                        shares sold*            shares sold*
                                       -------------           ------------
Gross proceeds                          $5,000,000              $2,500,000
Estimated accounting, legal and
  other expenses of offering            $   25,000              $   25,000
                                        ----------              -----------
Net proceeds                            $4,975,000              $2,475,000
                                        ==========              ===========
Working capital and general
  corporate expenses                    $3,475,000              $1,000,000
Short term debt (payables)                $450,000                $450,000
Platelet preservation - human
infusion tests                            $525,000                $525,000
Organ preservation - animal
  studies                                 $400,000                $400,000
Facilities and capital equipment          $125,000                $100,000
                                        -----------             -----------
Total use of funds                      $4,975,000              $2,475,000
                                       ============             ===========



* We cannot predict with accuracy the number of shares we will issue pursuant to the Equity Line of Credit, primarily because the number of shares we issue will depend on our future stock price. Additionally, we have not determined at this time the number of draw-downs we will initiate in the future or the amounts of these draw-downs. The share numbers in this chart are only estimates.


                        DETERMINATION OF OFFERING PRICE

The selling stockholder may sell shares of common stock from time to time in negotiated transactions, brokers' transactions or a combination of such methods, at market prices prevailing at the time of the sale or at negotiated prices.


              PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock has been traded on the NASD O-T-C Market Bulletin Board since May 18, 1999. Prior to that date, our common stock was not actively traded in the public market. Our common stock is listed on the NASD O-T-C Market Bulletin
Board under the symbol "HBSC.OB".   Since October 2001, our common stock has
also been traded on the Frankfurt Stock Exchange under the symbol "HYT". The following table sets forth, for the periods indicated, the high and low bid prices for our common stock on the NASD O-T-C Market as reported by various Bulletin Board market makers. The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

Period                                 Low Bid         High Bid
--------------                      ------------     ------------
2004
Third Quarter (through July 9, 2004)   $0.14             $0.18
Second Quarter                         $0.14             $0.21
First Quarter                          $0.14             $0.25

2003
Fourth Quarter                         $0.12             $0.25
Third Quarter                          $0.14             $0.34
Second Quarter                         $0.10             $0.30
First Quarter                          $0.10             $0.27


2002
Fourth Quarter                         $0.13             $0.45
Third Quarter                          $0.22             $0.41
Second Quarter                         $0.33             $0.70
First Quarter                          $0.63             $1.06


On July 9, 2004, the high and low bid prices of our common stock on the Bulletin Board were $ 0.18 and $0.18 per share, respectively, and there were approximately 255 holders of record of our common stock.

To date, we have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future.
Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.


                                 CAPITALIZATION

The following table sets forth, as of March 31, 2004, our capitalization on an actual basis and as adjusted to reflect the issuance of common stock offered by this prospectus. This information should be read in conjunction with our Financial Statements and the related Notes appearing elsewhere in this prospectus.

                                                        March 31, 2004
                                                       ------------------
                                                    Actual     As Adjusted (1)
                                                  ----------   ---------------
Stockholders' equity (deficit):
  Preferred stock; no par or stated value;
    5,000,000 shares authorized, no shares
    issued or outstanding                                 --                --
  Common stock; no par or stated value;
   145,000,000 shares authorized,
   40,389,600 shares issued and 36,468,600
   shares outstanding; 74,468,600 as adjusted     12,345,000        17,399,000

   Accumulated deficit during development stage  (12,793,100)      (12,793,100)
                                                  ----------    ---------------
           Total stockholders' equity (deficit)     (448,100)        4,605,900
                                                  -----------   ---------------
 Total capitalization                           $   (448,100)  $     4,605,900
                                                 =============  ===============

(1) Reflects the issuance and sale of the 38,000,000 shares of common stock included in this prospectus, at a price of $0.133 per share.


                            SELECTED FINANCIAL DATA

The following selected financial data as of December 31, 2002 and 2003, and for each of the respective years then ended, are derived from our financial statements, which have been audited by L.L. Bradford & Company LLC, independent auditors, and are included elsewhere in this prospectus. The following selected financial data as of March 31, 2004, and for the three month periods ended March 31, 2003 and 2004, are derived from unaudited financial statements that, in our opinion, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position as of such date and results of operations for such periods. Operating results for the three-month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2004. The data set forth below should be read in conjunction with our Financial Statements and Notes thereto included elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".


                                       Three Months Ended         Years Ended
                                           March 31,              December 31,
                                        2004         2003       2003        2002
                                      -------       -------    -------    --------
Statements of Operations Data:

Revenue                           $        --     $     --   $       --  $       --

Operating expenses:

 General and administrative:

 Stock based compensation              176,500      83,000       251,800     398,500

 Other general and administrative
   expenses                            144,700      420,300    1,292,200   1,465,200
                                      ----------    --------   ----------  ---------
 Total general and administrative      321,200      503,300    1,544,000   1,863,700

 Research and development               44,200       88,800      394,300     430,400

 Sales and marketing                    31,500       53,900      219,300     218,700
                                      ----------   ---------   ---------   ---------
 Total operating expenses              396,900      646,000    2,157,600   2,512,800
                                      ----------   ----------  ----------  ---------
Loss from operations                  (396,900)    (646,000)  (2,157,600) (2,512,800)

Other income (expense)                (340,700)         --      (405,400)       (700)

Provision for income taxes                --            --           800         800
                                     ----------  -----------  ----------- -----------
Net loss                           $  (737,600)  $ (646,000) $(2,563,800) (2,514,300)
                                     =========== ===========  =========== ===========

Basic and diluted loss per share   $      (0.02) $   (0.03)  $     (0.10) $    (0.14)
                                     =========== ===========  =========== ===========
Basic and diluted weighted-average
 common shares outstanding           31,272,300  24,566,000    26,814,072  18,262,400
                                     =========== ===========  =========== ===========

                                     March 31, 2004       December 31, 2003
Balance Sheet Data:                 ---------------        ----------------
Cash                                 $  32,600               $     7,400
Working capital (deficit)            $(449,200)              $  (976,900)
Total stockholders' equity (deficit) $(448,100)              $  (975,300)



           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING OUR EXPECTATIONS, BELIEFS, INTENTIONS OR FUTURE STRATEGIES THAT ARE SIGNIFIED BY THE WORDS "EXPECTS", "ANTICIPATES", "INTENDS", "BELIEVES", OR SIMILAR LANGUAGE. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS ARE BASED ON INFORMATION AVAILABLE TO US ON THE DATE HEREOF AND SPEAK ONLY AS OF THE DATE HEREOF. THE FACTORS DISCUSSED BELOW UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS ARE AMONG THOSE FACTORS THAT IN SOME CASES HAVE AFFECTED OUR RESULTS AND COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

The following discussion should be read in conjunction with the Financial Statements and Notes thereto.

Overview

We are a developmental stage company, and have a very limited operating history and no revenue to date. Our prospects must be considered in light of the risks and uncertainties encountered by companies in an early stage of development involving new technologies and overcoming regulatory approval process requirements before any revenue is possible.

We have experienced operating losses since our inception. These losses have resulted from the significant costs incurred in the development of our technology and the establishment of our research and development facility. Expenditures will increase in all areas in order to execute our business plan, particularly in research and development and in gaining regulatory approval to market our products in the U.S. and abroad.

In 2003, we experienced increased difficulty in raising outside capital. This difficulty has continued into the first quarter of 2004. Although research continued in organ preservation, we were forced to suspend animal testing and human infusion testing due to a lack of funds. Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock.

Our principal business objective is to develop and provide economical, non-toxic methods of extending the shelf life and improving the quality of blood platelets and other biological material. We have been successful in preserving blood platelets for ten days under refrigeration while maintaining cell structure and morphology, which has never been done before to our knowledge. We had originally contemplated submitting our findings to the U.S. Food and Drug Administration ("FDA") in the first half of 2003; however, additional pre-human infusion tests were necessary to address certain aspects of our findings. We believe that we have now satisfactorily resolved all issues raised by these findings, and that human infusion tests will commence once we have obtained the required funding.

We began research on kidney preservation in 2002 and have developed what we believe is a solution that will operate under refrigerated temperature storage conditions for over 30 hours, allowing organ preservation beyond current capabilities. In our most recent preliminary tests, we were able to preserve a rat's kidney at negative 20 degrees Centigrade for 48 hours. Our next step will be to continue our tests to progressively longer periods of time using this solution. Our goal is to extend the kidney shelf life for from up to 72 to 96 hours. We believe that the extended shelf life should enable better matching of donor kidneys to recipients. Due to a lack of additional capital, we have temporarily discontinued efforts to test methods of preserving organs. However, we continue to conduct organ preservation research.

In July 2002, we received our first patent on our technology and methodology for preserving blood platelets. We filed a provisional patent application in June
2001 to cover our improved platelet preservation methods.   In August 2003, we
filed another patent application covering improved platelet preservation methods. We will seek strategic alliances with companies that have the capability to provide technical and clinical expertise as well as financial and marketing expertise to leverage our current expertise in these areas.

In addition to our attempts to raise outside capital, we have pursued opportunities to acquire existing products and businesses that currently produce, or have the potential to produce, revenue. In September 2003, we signed a binding letter of intent to acquire all rights to a cream product with potential skin healing and antibacterial properties. The purpose of the acquisition is to develop a product to generate revenues while our blood platelet preservation technology is awaiting human infusion tests. The beneficial properties of the cream product have not been verified by scientific tests, and there is no guarantee that we will be able to develop a marketable product based on the cream. If we are able to develop a marketable product, it will require additional research and development as well as additional capital. At this time, we do not have an estimate of the time or the amount of funds that would be required to develop such a product.


Results of Operations

Three Months Ended March 31, 2004 Compared to Three Months Ended March 31, 2003

Revenues. We did not generate any revenue in either of the three-month periods ended March 31, 2004 or 2003, and we have not generalized revenue since our inception in February 1998, as our focus to date has been on the research and development of products. We are a development stage company in the seventh year of research and development activities, and do not anticipate receiving revenue until we complete product development and clinical testing.

General and Administrative Expenses. Total general and administrative expenses in the three months ended March 31, 2004 were $321,200, a decrease from $503,300 for the three months ended March 31, 2003. This decrease was primarily due to substantial reductions in marketing expenses and fees for professional services ($144,700 for the three months ended March 31, 2004 compared to $420,300 for the three months ended March 31, 2003), in accordance with our need to conserve cash. We also terminated the lease for our San Ramon office in January 2004, in order to lower our overhead. The decrease was offset in part by an increase in stock based compensation, which equaled $176,500 for the three months ended March 31, 2004 compared to $83,000 for the comparable period in 2003. In the first quarter of 2004, certain of our employees and consultants elected to convert a portion of their cash compensation to stock. In addition, in February 2004, we instituted a temporary 50% salary reduction for all United States employees and granted additional stock options to our employees in partial consideration for this salary reduction.

Research and Development. Our research and development expenses were $44,200 for the three months ended March 31, 2004, a decrease from $88,800 for the comparable period in 2003. This decrease was primarily due to a slowdown in research and development activity beginning in the fourth quarter of 2003, reflecting our funding shortfall.

Sales and Marketing Expenses. Our sales and marketing expenses for the three months ended March 31, 2004 equaled $31,500, a decrease from $53,900 for the comparable period in 2003. We continue to develop our sales and marketing efforts, but intend to expand at a measured pace until our products are ready for introduction into the market.

Interest Income and Expense. We incurred interest expense of $340,700 during the three months ended March 31, 2004, as compared to interest expense of $400 for the same period in 2003. This substantial increase was due primarily to interest on certain accrued wages, vacation and accounts payable converted to common stock during the first quarter of 2004.

Net Loss. Due primarily to the increase in interest expense, our net loss increased to $737,600 for the three months ended March 31, 2004 from a net loss of $646,400 for the three months ended March 31, 2003. Our net loss per share decreased to $0.02 for the three months ended March 31, 2004 from $0.03 for the comparable period in 2003.


Year Ended December 31, 2003 Compared To Year Ended December 31, 2002

Revenues. We did not generate any revenue in the years ended December 31, 2003 and 2002, and have not generated revenues since our inception in February 1998, as our focus to date has been on the research and development of products. We are a development stage company in the fifth year of research and development activities, and do not anticipate receiving revenue until we complete product development and clinical testing. We have had to curtail development activities due to inadequate capital, and therefore there can be no assurance that we will ever receive revenues or reach profitability.

General and Administrative Expenses.   General and administrative expenses in
the year ended December 31, 2003 were $1,544,000, a decrease from $1,863,700 for the year ended December 31, 2002. The decrease was due primarily to reductions in marketing expenses and fees for professional services due to our shortfall in capital, offset by increases in salaries. In the past, most of our staff worked for under market rate compensation or had to accrue pay for extended periods of time when financing was not available. In the year ended December 31, 2002, however, we had raised salaries to what we believed to be levels close to competitive salaries in the industry, based on outside funding received during that year. Stock-based compensation also decreased in the year ended December 31, 2003, as we retained fewer consultants and a smaller number of our employees elected to receive stock in lieu of compensation. Based on our ongoing cash shortage, however, we anticipate that stock-based compensation will increase in 2004. In the first quarter of 2004, certain of our employees and consultants elected to convert a portion of their cash compensation to stock. In addition, in February 2004, we instituted a temporary 50% salary reduction for all United States employees and granted additional stock options to our employees in partial consideration for this salary reduction.

Research and Development. Our research and development expenses were $394,300 for the year ended December 31, 2003, a decrease from $430,400 for the year ended December 31, 2002. This decrease was primarily due to a slowdown in research and development activity in the fourth quarter of 2003, reflecting our funding shortfall. For the first three quarters of 2003, however, research and development expenses were higher than during the comparable period in 2002 due to our transition from conducting research and development activity in Russia to conducting research at independent blood centers in the United States and increased activity conducted at our Michigan facility in the area of organ preservation.

Sales and Marketing Expenses. Our sales and marketing expenses for the year ended December 31, 2003 remained relatively level at $219,300, compared to $218,700 for the year ended December 31, 2002. We continue to develop our sales and marketing efforts, but intend to expand at a measured pace until our products are ready for introduction into the market.

Interest Income and Expense. We incurred interest expense of $7,100 during the year ended December 31, 2003, as compared to interest expense of $900 in the year ended December 31 2002. The increase was due primarily to interest on promissory notes payable to one of our directors and shareholders. We also had interest income of $200 in the year ended December 31, 2002, due to cash on deposit during that year. In the year ended December 31, 2003, we wrote off bad debt of $398,300 based on our determination as to the uncertain collectibility of the receivable for 510,000 outstanding shares of our common stock to certain former consultants. For more information, see "Legal Proceedings."

Net Loss. As a result of the foregoing factors, our net loss decreased to $2,563,800 for the year ended December 31, 2003, from a net loss of $2,514,300 for the year ended December 31, 2002. Our net loss per share decreased to $0.10 for the year ended December 31, 2003, from $0.14 for the year ended December 31, 2002, due to an increase in 2003 in the number of shares of common stock outstanding.

Liquidity and Capital Resources

Our operating plan for calendar year 2004 is focused on continued development of our products. It is our estimate that a cash requirement of $2.5 million is required to support this plan for the next twelve months. Since our inception, we have financed our operations through private and public equity placements During the year ended December 31, 2003, we received an aggregate of $905,400 from the issuance of common stock, compared to an aggregate of approximately $2,151,300 received in the year ended December 31, 2002. During the first three months of 2004, we received an aggregate of $114,400 in cash from the issuance of common stock. We are actively seeking additional funding. There can be no assurance that the required additional financing will be available on terms favorable to us or at all.

In 2003, we experienced increased difficulty in raising outside capital. This difficulty has continued into the first quarter of 2004. Although research continued in organ preservation, we were forced to suspend animal testing and human infusion testing due to a lack of funds. Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock.

Once we receive the required additional financing, we anticipate continued growth in our operations and a corresponding growth in our operating expenses and capital expenditures. We do not anticipate any revenue from operations for the next two or three years. Therefore, our success will be dependent on funding from private placements of equity securities. At the present time however, we have no agreements or other arrangements for any such private placements.

We are in the seventh year of research and development, with an accumulated loss during the development stage of $12,793,100. As of March 31, 2004, we are uncertain as to the completion date of our research and development, or if products will ever be completed as a result of this research and development
activity.    We anticipate that the funds spent on research and development activities will need to increase prior to completion of a product.
Additionally, we may not be able to secure funding in the future necessary to complete our intended research and development activities.

Since May 2003, we have made only three bi-monthly payroll payments to our employees. It has been our practice during this period to pay our employees as funds become available through private placements of our common stock. We are concerned that this failure to pay salaries will impact our ability to retain and attract qualified personnel.

These conditions give rise to substantial doubt about our ability to continue as a going concern. Our financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain additional financing from the sale of our common stock, as may be required, and ultimately to attain profitability.

The report of our independent certified public accountants, included in our most recent Annual Report on Form 10-KSB, contains a paragraph regarding our ability to continue as a going concern.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported.
Note 1 of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting estimates, as defined below.

A critical accounting estimate is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform with accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants. Actual results could differ from these estimates.

We consider that the following are critical accounting policies:

Research and Development Expenses

All research and development costs are expensed as incurred. The value of acquired in-process research and development is charged to expense on the date of acquisition. Research and development expenses include, but are not limited to, payroll and personnel expense, lab supplies, preclinical studies, raw materials to manufacture our solution, manufacturing costs, consulting, legal fees and research-related overhead. Accrued liabilities for raw materials to manufacture our solution, manufacturing costs, and patent legal fees are included in accrued liabilities and included in research and development expenses.

Employee Stock Plans

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," we elected to continue to apply the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for our employee stock option and stock purchase plans. We are generally not required under APB Opinion No. 25 and related interpretations to recognize compensation expense in connection with our employee stock option and stock purchase plans. We are required by SFAS No. 123 to present, in the Notes to Financial Statements, the pro forma effects on reported net income and earnings per share as if compensation expense had been recognized based on the fair value method of accounting prescribed by SFAS No. 123.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. We are currently evaluating SFAS No. 148 to determine if we will adopt SFAS No. 148 to account for employee stock options using the fair value method and, if so, when to begin the transition to that method.



                                    BUSINESS

Certain statements in this prospectus constitute "forward-looking statements." These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The forward-looking statements in this prospectus are identified by words such as "believes", "anticipates", "expects", "intends", "may", "will", "estimate", "continue" and other similar expressions regarding our intent, belief and current expectations. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances and statements made in the future tense are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors, many of which are beyond our control. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring subsequent to the filing of this prospectus with the Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this prospectus, including those set forth under "Risk Factors".

General/Background

Human BioSystems was incorporated on February 26, 1998, in the State of California under the name "HyperBaric Systems." In November of 2002, we changed our name to Human BioSystems. We are a development stage company whose principal business objective is to develop and provide economical, non-toxic methods of extending the shelf life and improving the quality of blood platelets and other biological material. We have been successful in preserving blood platelets for ten days under refrigeration while maintaining cell structure. We had originally contemplated submitting our findings to the FDA in the first half of 2003; however, additional pre-human infusion tests were necessary to address certain aspects of our findings. We believe that we have now satisfactorily resolved all issues raised by these findings, and that human infusion tests will commence once we have obtained the required funding.

Our potential customers include blood banks, hospitals, clinics, and similar organizations. We have no revenue from product sales or services to date. Our development efforts and operations have been funded through equity infusions from investors and loans from shareholders.

In 2003, we experienced increased difficulty in raising outside capital. This difficulty has continued into the first quarter of 2004. Although research continued in organ preservation, we were forced to suspend animal testing and human infusion testing due to a lack of funds. Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock.

In addition to our attempts to raise outside capital, we have pursued opportunities to acquire existing products and businesses that currently produce, or have the potential to produce, revenue. In September 2003 we signed a binding letter of intent to acquire all rights to a cream product with potential skin healing and antibacterial properties. The purpose of the acquisition is to develop a product to generate revenues while our blood platelet preservation technology is awaiting human infusion tests. The beneficial properties of the cream product have not been verified by scientific tests, and there is no guarantee that we will be able to develop a marketable product based on the cream. If we are able to develop a marketable product, it will require additional research and development as well as additional capital. At this time, we do not have an estimate of the time or the amount of funds that would be required to develop such a product.

The HBS System for Preservation of Platelets

Blood platelets are a component of whole blood that is responsible for the clotting process of blood and used by the body when a person has an open wound from injury or surgery. The majority of platelets, however, are required by cancer patients who have undergone chemotherapy treatments, a process that destroys platelets. In order to restore the platelets, continuous transfusions are given to patients until the body is able to restore normal platelet counts. It is therefore desirable to have platelets that circulate for more than a few hours after transfusion.

Current blood platelet storage practices used in blood banks promote bacteria growth and the quality degrades over time because platelets are stored at room temperature. Using these practices, platelets can be preserved for only five days.

One test marker used to predict platelet survival after infusion is the morphology or the platelet shape. Platelets that maintain their discoid shape are more likely to survive longer after transfusion than platelets that change their shape. Historically, platelets stored at refrigerated temperatures for more than a few hours change their shape from discoid to spherical. It has been found that such platelets are removed from circulation by the body within hours after a transfusion and thus are not acceptable for cancer patients who have undergone chemotherapy.

We are developing a process whereby platelets are refrigerated at slightly above the freezing point of water and stored there until needed. Recent tests show that up to 68% of the starting population of platelets remain discs after 24 hours of refrigeration. Pre-infusion tests conducted by a third party in the United States show that we have successfully stored blood platelets for five days while maintaining cell structure under refrigeration. In these studies, platelet preservation was not tested beyond five days. Our goal is to store refrigerated platelets for 7 days to 9 days and retain at least 50% discs. We have suspended our tests pending receipt of additional funding. If the technology is proven through further testing and granted FDA approval, it should be considered unique and revolutionary. We are targeting blood banks and hospitals as our main customers in the worldwide markets. We are also seeking possible alliances and licensees.

Using our Platelet Preservation System, blood platelet preservation is achieved by storing the platelets under refrigeration utilizing a proprietary process and solution to maintain cell function viability and morphology. The objective of our technology is to maintain high quality platelets for a longer period of time than is currently possible using conventional methods.

In July 2002, we received our first patent on the technology and methodology for preserving blood platelets. This patent, U.S. 6,413,713, B1, is titled "Method for Preserving Blood Platelets". We applied for another patent in February 1999, covering processes and solutions to facilitate blood platelet preservation. In June 2001, we filed a provisional patent entitled "Preservation of Blood Platelets at Cold Temperatures" to cover our improved platelet preservation methods, and in August 2003, we filed another patent application covering improved platelet preservation methods. We anticipate filing additional patent applications relating to platelet preservation in the future, as soon as we have the capital to do so. We believe that these additional patent applications, if and when filed, should strengthen our competitive position in the platelet preservation marketplace. We will also seek strategic alliances with companies that have the capability to provide technical and clinical expertise as well as financial and marketing expertise to leverage our current expertise in these areas.

We intend to continue the development of our Platelet Preservation System, a proprietary technology that extends the shelf life of blood platelets beyond the current five-day period. It is our goal to increase this time from five to seven or nine days and longer while preserving platelet quality and keeping bacterial growth to a minimum. We believe that even longer platelet storage periods could be achieved using hydrostatic pressure to prevent platelets from freezing under sub-zero temperatures. Further research is required to establish the protocol and storage times under these conditions. The storage and preservation of organs such as the kidney, liver and heart will be considered using the same techniques used in the preservation of platelets; however, we anticipate that the solution and process will vary for each organ type.

The HBS System for Preservation of Organs

We believe that our basic approach used to store platelets can also be applied to the preservation of organs such as the kidney, heart and liver. The hyperbaric chamber could be an instrumental part of our ability to store organs at sub-zero temperatures to prevent freezing even at freezing temperatures. Using this approach, we began to perform kidney preservation experiments on small animals at our Michigan research facility beginning in 2002. Our goal has been to develop a preservation solution that will preserve the kidneys prior to transplantation for up to 72 hours or more and still maintain function after transplantation, as we believe that this extended shelf life should enable better matching of donor kidneys to recipients. Our most recent kidney preservation experiments on rats at our Michigan research facility have indicated progress toward that goal, as we were able to preserve a rat's kidney at negative 20 degrees Centigrade for 48 hours. Test results to date indicate that our solution compares favorably to the current solution used in the U.S. for organ preservation. We have had to suspend this animal testing pending receipt of funding; however, we continue to conduct organ preservation research.

Operations and Facilities

During the initial months following our incorporation, we recruited key members of the management and technical team, conducted market research and established our basic infrastructure and operating plan. At March 31, 2004, we had seven employees in the U.S. and five at our research facility in Russia.

In August 1998, we established a branch office in Krasnoyarsk, Russia, where we
conduct research and development for platelet preservation.   Krasnoyarsk was
chosen to take advantage of the availability of low cost technical expertise and materials such as titanium, and also because two members of our team, Dr. Vladimir Serebrennikov, Director of Research and Mr. Leonid Babak, Branch Chief of Russian Operations, reside there.

The Russian government has placed no restrictions on our ability to operate our business, hire employees in Russia, and freely transport our assets from Russia to the U.S. without any assessment or payments to the Russian Federation. There are no material restrictions or regulations to which we are subject in Russia as a result of our activities there. Conducting operations in Russia does not affect FDA approval or our proposed business activities in the United States, because no clinical trials are or will be conducted there.

When we enter the human infusion test phase in the United States, the priorities at our Russian branch may be shifted from research to supporting other lab operations and possibly to addressing other business opportunities where our presence in Russia would be considered an advantage. Effective October 1, 2003, we reduced the personnel at our Russian facilities from 11 to six employees.

While limited platelet experiments have been conducted under contract at the Sacramento Blood Foundation in California in prior years, we accelerated testing efforts in 2001 to validate the results obtained at our Russian facility. In September 2002, Puget Sound Blood Center agreed to conduct human blood platelet research studies utilizing our platelet preservation technologies. The preliminary studies leading to human infusion began in October of 2002, but were suspended in the fourth quarter of 2003 due to a funding shortfall. We have made certain changes in our solution in order to prepare for human infusion, and hope to resume testing in the second quarter of 2004. See "Business - Test Results" for more information.

In August 2002, we opened scientific research offices in San Ramon, California for our engineering, scientific, and planning personnel. In January 2004, we closed this facility in order to conserve cash. In October 2003, Dr. David Lucas, our Chief Scientific Officer and Chief Operating Officer, resigned to pursue other interests. Dr. Lucas has agreed to continue to assist us as a consultant. We are currently searching for an appropriate replacement for Dr. Lucas. Until we are able to retain a suitable replacement for Dr. Lucas, Harry Masuda, our Chief Executive Officer, will perform the duties of Chief Operating Officer.

Research and Development

We have developed a research and development strategy that considers the FDA and international approval processes and their impact on bringing a product to market. Based on these constraints, we have developed a research and development plan that requires multiple developments being conducted at the same time.

We have developed a three-phase strategy, with estimated time requirements for the research and development and market introduction of products. The first phase starts with the creation of a platelet preservation product that will store platelets under refrigeration for seven to nine days using our proprietary
solution by itself.   The second phase is the market introduction of our
Platelet Preservation System utilizing our hyperbaric container if longer preservation times are required. Our third phase is to find a viable alternative to the current organ preservation methods with both solution under refrigeration
and a complete system at sub-zero temperatures.   We are currently in the first
phase of our strategy, and are anticipating advancing through this phase for the foreseeable future. The anticipated time spent in this phase has been extended by our need for additional capital.

Governmental approval for human testing will be required for each of these three phases of development. Our plan is to obtain the necessary approvals for each phase.

Platelet Preservation - Refrigeration

Our platelet preservation plan starts with a platelet preservation product using our solution by itself. We have been able to successfully store platelets for ten days at refrigerated temperatures, which is considered to be a major milestone in the cold storage of platelets. Our technology has been validated by an independent test facility in the U.S., and we began the process leading to testing of human infusion in September 2002. Currently the industry stores platelets at ambient temperature for a maximum of five days, an FDA-imposed
limit due to historic bacterial infection of the platelets.   In July 2002, we
entered into a development and supply contract with MMR Technologies of Mountain View, California, to build a computerized blood platelet cooling instrument. In October 2002, we began preliminary tests of a prototype of this device, which is designed to cool the platelets prior to storage to help extend the shelf life of platelets for blood banks and hospitals. The prototype unit was delivered to us in January 2003. Preliminary tests were conducted, and required modifications to the systems have been noted. We have subsequently determined that this unit may not be critical for platelet survival, and therefore have not conducted further testing or development.

Platelet Preservation - Sub-Zero Storage

This development is intended to result in longer storage times for platelets, combining the use of proprietary solutions, sub-zero temperatures and high pressure. It is our goal to develop a storage method that will preserve the viability of platelets with little or no bacterial growth for a period greater than 13 days. This will provide the medical community with a new and economical method for long-term platelet storage, thereby reducing the current loss of product. The successful implementation of refrigerated platelets at nine days or beyond may eliminate the need for sub-zero stored platelets for most blood center needs.

Organ Preservation

This effort will incorporate storage of organs involving experiments with animal organs to demonstrate our ability to harvest, store and transplant organs. The goal is to achieve a level of physical condition and viability of these organs that is equal to or superior to present storage methods and storage times. In addition, we plan to develop a process that will reduce the need for anti-rejection drugs after transplantation. The development process will include the development of proprietary solutions, cooling methods and possibly the use of chambers to protect organs from freezing at sub-zero storage temperatures.

Test Results

Non-clinical experiments and tests of platelet preservation and other research and development activities were conducted in Russia and Vicksburg, Michigan
until the third quarter of 2003, when we developed a funding shortage.   Once we
obtain the required funding, we will continue to conduct experiments to find the optimal conditions of storage at refrigerated temperatures. We have been able to achieve up to 24 hours of refrigerated storage of platelets with up to 68% retaining their original disc shape. Up to 13% of the platelets remain discs after five days of storage. Subsequent tests indicated very little disc loss after the first 24 hours of storage, where disc percentage remained essentially constant for 72 hours, which was the limit of these particular tests. We subsequently demonstrated that platelets stored using our technology under refrigeration for ten days still remain functional, with a platelet survival rate of up to 78% and 20% maintaining full functionality.

Our most recent test efforts were directed toward the refinement of our platelet preservation technology before we commenced human studies and an application for approval from the FDA. In October 2002, we began the preliminary studies leading to human infusion. The preliminary studies were required to assure all steps in the process are compatible with human infusion, including sterility and safety.

We originally contemplated submission of our findings to the FDA in the first half of 2003; however, additional pre-human infusion tests were necessary to address certain aspects of our findings. First, changes to our solution were required before commencing human infusion tests. These changes included the need to sterilize our preservation solution using approved methods acceptable for human infusion, and the removal of suspended particulants from our preservation solution. The sterilization issue has been resolved. We were also successful in the removal of particulants from our preservation solution after procedures were implemented at another blood center in California used by us for such experiments. We developed a new solution that appears to have improved results over past formulations without the need to clarify the solution for particulants. We have also determined that the special cooling unit originally designed to facilitate the storage process at refrigerated temperatures may not be critical for platelet survival. In addition, tests conducted in the United States during 2002 were not able to verify results obtained at our Russian research facilities. In the first half of 2003, however, we were able to correlate the test results from our Russian research facilities with tests conducted by United States research facilities.

We now believe that we have resolved all issues necessary in order to commence human infusion tests. We are preparing for these tests in the United States, but in order to commence human infusion testing we will require additional capital. Currently, we are in the process of negotiating terms of engagement with FDA-licensed institutions capable of conducting human infusion tests. Once these tests continue, they will require a minimum of three months to complete. We have discontinued our own testing efforts while we wait for the commencement of the third party human infusion tests and the funds required to conduct such tests.

Product Development

We have engaged Quintiles, Inc., an international regulatory consulting firm, to assist with planning and managing the regulatory approval process. This firm specializes in the design and implementation of regulatory strategies, including experiment design and monitoring. We have used their services from time to time, but thus far we have used Quintiles only on a limited basis, as we have not yet started clinical trials. We anticipate that Quintiles' participation will increase as we meet with the FDA to proceed with clinical trials.

As an overall strategy, we intend to apply for approval for our products while limiting the system claims for our Platelet Preservation System and to progressively expand them as FDA and/or EU approval is granted for each succeeding claim. Our intention is to apply for approval in the U.S., Western European countries and Japan as the primary markets for our platelet preservation product. However, we believe that our first product sales efforts will be directed towards countries in South America, Mexico and other countries that have fewer regulatory restrictions than the U.S, so as to provide a shorter time to market.

Distribution, Sales and Customers

It is our intent to market our platelet preservation products to blood centers and hospitals through established medical specialty dealers and distributors or strategic partners who manufacture and market products to blood centers and hospitals. Similar strategies will be employed for other future preservation products. As we are in the development stage of operations, we currently have no customers and dependency on particular customers cannot be anticipated at this time.

Sources and Availability of Raw Materials

Since we are in the development stage, we have not yet begun to manufacture our products. Our products, as manufactured, should not use any exotic or hard to find raw materials and we believe that suppliers can be identified. We are constantly reviewing the materials used in the development process, with particular attention to availability and future cost. We cannot currently anticipate what the availability of materials and suppliers will be at the time our products enter production.

Our Disposable Phemtest Test System

On September 1, 1998, we entered into a purchase agreement with Paul Okimoto, one of our officers and directors, acquiring all patent rights owned by Mr. Okimoto to a disposable test device called Phemtest. As consideration for the assignment of these patent rights, we paid $1,375 to a law firm as a patent maintenance fee to ensure that the patents would remain in force. We also agreed to pay Mr. Okimoto royalties of 5% of gross sales of Phemtest for the next five years. The first $16,000 in royalty payments are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, if any, are to be paid in cash. To date, no royalties have been earned or paid for Phemtest. The Phemtest product, a disposable vaginal disease test device for women, was developed during the early 1980s and the first patent application was filed in 1985. It is based on the pH level reading of the vaginal tract to determine the presence of bacterial infection. A pH reading of higher than 4.5 is an indication that a pathology exists and that the patient should see a physician for precise diagnosis and treatment. The prototype has a retractable tip that can be extended well into the vestibule of the vagina.

Our product development efforts remain focused on our Platelet Preservation System. Therefore we intend to find a suitable licensee who is capable of completing the steps necessary to manufacture and market the Phemtest product. To date, we have not located such a licensee, and there can be no assurance that a licensee will be obtained, or that we can negotiate a license on favorable terms. FDA approval of the Phemtest product will also be required; we have not commenced the testing process required for such approval. As of March 31, 2004, we have not signed any agreement with any potential licensee, as our focus remains on our core business of preserving blood platelets and organs.

Competition

As a development stage company, we are entering a biological material preservation market that is presently addressed by large companies with extensive financial resources. Those companies include DuPont and Baxter, among others. Additionally, smaller companies with which we may compete include LifeCell for platelet preservation, Cerus for viral inactivation for platelets and other blood products and Cryo Life for preserving heart valves by cryo-preservation. We believe that these companies are active in research and development of biological material preservation; however, we do not know the current status of their development efforts. Most of the above competitors have significantly greater financial resources, technical expertise and managerial capabilities than we currently possess.

LifeCell Corporation has developed technology for preserving a variety of cell types including platelets and red blood cells, and is attempting to obtain FDA approval for extending the storage time of blood platelets using cryo-preservatives. Cerus Corporation has developed a viral inactivation product for platelets that is intended to eliminate or reduce viral testing requirements. This product is now in clinical trials. These products if approved could have a material adverse impact on the market for extending platelet storage times using our technology. We believe that most, if not all, of our competitors use toxic chemicals such as Dimethyl Sulfoxide (DMSO) to preserve platelets, and store organs and other biologic material. It is our intent to achieve longer preservation of such material and provide higher quality material by using non-toxic solutions and by storing the biologic material at refrigerated temperatures for moderate storage times and below the freezing point of water, without destroying the cellular integrity of the material, for longer storage times. We also believe that our approach will be inexpensive in comparison to alternative preservation methods because the toxic solutions used by our competition must be removed from the material before use in most cases. The solution we use for platelet preservation is intended to be directly usable.

Intellectual Property

We consider our intellectual property to be a key cornerstone and asset of our business. As such, the intellectual property, which consists of patents, patent applications, trade secrets, copyrights and know-how, will be both developed and protected. We plan to gain wide protection for our intellectual property worldwide by patent and trademark filings in major foreign markets as well as the careful protection of trade secrets through contracts and procedures.

Prior to the formation of our company, Vladimir Serebrennikov, our Technical Director of Research and Development, conducted independent research over a ten-year period, involving research concerning the preservation of biologic material using high pressure. After we were formed on February 26, 1998, the knowledge he gained was applied to the preservation of blood platelets, our primary market focus. New methods were developed in the container hardware design, processes and solutions for platelets, which continue to evolve as we continue our research and development efforts.

On June 1, 1998, we were assigned the entire worldwide right, title and interest in a preservation technology applicable to, but not limited to platelets (a blood component), red blood cells, heart valves, tissue and organs. This technology concerned all of the discoveries, concepts and ideas whether patentable or not, invented and developed by Messrs. Leonid Babak and Vladimir Serebrennikov. The assignment was in exchange for our issuance of 877,500 shares of common stock to each of Messrs. Babak and Serebrennikov, valued at the time of issuance at $0.0025 per share.

Since this assignment, we have been performing further research and development on the technology assigned, and have filed two patent applications, as described elsewhere herein. We anticipate filing additional patents on other aspects of the technology assigned by Messrs. Babak and Serebrennikov as additional inventions are reduced to practice.

A patent covering the hardware design of the container, preservation methodologies and processes was filed by us on October 31, 1998 followed by a continuation-in-part (CIP), which was filed in February of 1999 covering our solutions and other preservation methodologies. In July 2002, we received our first patent on the technology and methodology for preserving blood platelets. This patent, U.S. 6,413,713, B1, is titled "Method for Preserving Blood Platelets". We expect that additional patents will follow for organ preservation and other biologic material as such systems are developed.

We filed an international application with the Patent Cooperation Treaty based on our U.S. patent application, designating all countries and regions, on October 12, 1999. In addition, in June 2001, we filed a provisional patent entitled "Preservation of Blood Platelets at Cold Temperatures" to cover our improved platelet preservation methods. In August 2003, we filed another patent application covering improved platelet preservation methods. We believe that the patent and its extensions will protect the current core technology and provide us with a long-term competitive advantage in the market.

Although we believe that our methods for preserving platelets are patentable, there can be no assurance that we will be granted a patent. If such patents are not granted, this could have a material adverse effect on our ability to compete with other companies that have much greater financial and technical resources than we currently possess.

We purchased the patents for a product titled Phemtest from Paul Okimoto, an officer and director, on September 1, 1998. The patents "VAGINAL TESTING APPLICATOR AND METHOD", Patent Number 4,784,158, was issued November 15, 1988, and "BODY CAVITY SPECIMEN COLLECTING AND TESTING APPARATUS", Patent Number 4,945,921, was issued August 7, 1990. Pursuant to the purchase agreement for the patents, we paid $1,375 to the law firm of Flehr, Hohbach, Test and Herbert as a patent maintenance fee to assure that the patents would remain in force.
We also agreed to pay Mr. Okimoto a royalty payment of 5% of gross sales of Phemtest for five years. The first $16,000 in royalty payments, if any, are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, are to be paid in cash. To date, no royalties have been earned or paid for Phemtest. Our product development efforts remain focused on our Platelet Preservation System. Therefore we intend to find a suitable licensee who is capable of completing the steps necessary to manufacture and market the Phemtest product. To date, we have not located such a licensee, and there can be no assurance that a licensee will be obtained, or that we can negotiate a license on favorable terms. FDA approval of the Phemtest product will also be required; we have not commenced the testing process required for such approval. As of March 31, 2004, we have not signed any agreement with any potential licensee, as our focus remains on our core business of preserving blood platelets and organs.

Government Regulation

The FDA and the European Union ("EU") have regulations governing the marketability of medical solutions and equipment. We have not developed our products to the level where these approval processes can be started.

We believe that all of the products currently in development will require FDA approval prior to marketing. Our initial products are at the prototype development stage and preclinical testing. We intend to submit our initial Investigational New Drug Exemption ("IND") and Investigational Device Exemption ("IDE") as soon as sufficient preclinical data is obtained. Both of the IND and IDE must be filed with the FDA prior to conducting clinical trials on human subjects. The successful completion of clinical trials is the final step toward receiving FDA approval of our product for marketing.

Our anticipated first product is a set of solutions and process to be used by blood centers to store platelets at refrigerated temperatures. As such, we must obtain regulatory approval from the FDA to market the solutions and process. In addition, if a device is required in the processing or storage of platelets, we must obtain regulatory approval from the FDA to market the device and the platelet product to be stored in our device.

We intend to pursue 510(k) approval from the FDA for our storage device, although there is a possibility that the FDA could determine that an application for a new device may be required. A 510(k) submission will require a showing of "substantial equivalence" to one or more legally marketed devices. Regulatory review of a 510(k) application should take a few months less than that for a new device application. We believe that in either case the data required would be approximately the same preclinical and clinical data demonstrating safety and efficacy.

In order for us to receive FDA 510(k) approval, we believe that we will need to show that platelets stored utilizing our device are equivalent to platelets stored using currently approved methods. We would do this by utilizing laboratory tests of platelet function and results of a clinical trial. If we determine that we will pursue new claims for platelets stored using our device, more extensive clinical trials would be necessary. We do not expect to pursue new claims initially, even if we believe that some may be supported by our research.

We currently do not have an estimate of when we will file our initial IND/IDE. The filing date will depend on when we obtain the required capital to conduct our pre-clinical human studies, and whether such studies are successful. Depending on the outcome of clinical trials and the claims submitted for approval, we believe that it could take as long as two to four years to obtain needed data, submit requests for marketing approval, and obtain regulatory approval or denial.

Russian regulations governing patents and procedures for ownership of patents are similar to those in the U.S., as they state that any patentable products or ideas developed through the branch personnel will be our property as long as an agreement with employees and outside sub-contract personnel stipulate that such inventions shall be assigned to us. This is similar to U.S. law. It is our practice to require that all personnel and outside contractors sign such an agreement.

The assignment of products developed or patents granted prior to any payment by us for the development of a product would require approval by the Russian government. Even though Mr. Serebrennikov holds some patents individually which could relate to our technology, we have elected not to purchase these existing patents because they have become public domain outside of Russia, and because we do not feel that they are important to our business.

As an approved medical device, our storage product must be manufactured according to Quality Systems Regulations ("QSR") and Good Manufacturing Practices ("GMP"). We intend to be in compliance with these regulations during product development. It is our plan to manufacture devices through contract manufacturers experienced in the FDA regulations and familiar with QSR
requirements and whose facilities are in compliance with QSR.   We intend to
audit all contract manufacturers to help assure proper compliance. Components of our device are comprised of usual metals, plastics, and electronic parts and should generate no unusual disposal streams.


Employees

As of March 31, 2004, we had an aggregate of 12 employees, seven in the U.S. and five in Russia. Our employees are currently not represented by a collective bargaining agreement, and we believe that our relations with our employees are good.

Property

We currently own no real property. Our principal address as reported herein is the residence of one of our employees. In August 2002, we opened scientific research offices in San Ramon, California for our engineering, scientific, and planning personnel, but due to financial constraints we closed this office in
January 2004.    Although the real estate leasehold market in California is highly competitive, we believe that as we require facilities in California we will be able to find available facilities at a reasonable cost.

Our primary research and development effort is conducted at our facility in Kransnoyark, Russia. We employed five people at that facility at March 31, 2004,
including researchers and support personnel.   We also have one employee and one
consultant at our Michigan research facility conducting organ preservation studies.

Legal Proceedings

On December 10, 2001, we filed a complaint entitled HyperBaric v. John A. Mattera, in the United States District Court, Northern Division, Case No.
C01-21142.   This is an action against John A. Mattera ("Mattera") for breach of contract; breach of the implied covenant of good faith and fair dealing; fraud; securities fraud; and constructive trust in connection with a stock purchase agreement that we entered into with Mattera in April 2001. Pursuant to the agreement, Mattera was to wire transfer the sum of $104,000 within 72 hours of receipt of 400,000 free trading shares of our stock to be deposited with a
clearing agent designated by Mattera.   Mattera failed to pay and refused to pay
for the shares of stock; however, the shares were cleared and released to Mattera by the clearing agent without confirmation that payment had been received by us. Thereafter, the transfer agent refused to cancel the transfer or return the shares without a court order. We are seeking damages; interest allowable by law; rescission of the agreement and return of the shares; attorneys' fees and costs incurred for the suit; punitive damages; and a preliminary injunction preventing the transferring of the shares and/or disposal
of the proceeds until termination of the litigation.   The complaint was served
on Mattera in Florida on December 28, 2001, but to date no response has been filed. A judgment was entered against Mattera in the amount of $117,447.28 on November 15, 2002, and we are attempting to execute on this judgment; however, there can be no assurance that we will be able to recover any of this amount.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge Mr. Masuda with the failure to adequately disclose to investors in this private placement a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. Although we believe that the charges are unwarranted, and that the issues involved in this matter were resolved over three years ago to the full satisfaction of all investors, there can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and
Exchange Commission receives the remedies that it seeks.   In December 2002, we
filed motions to proceed with the civil case and to change the venue for these proceedings from New York to Northern California. As of March 2004, however, we have not been informed of any rulings on these motions, and there has been no further action or progress made in the resolution of these matters.

In January 2001, we entered into a Financial Consulting Services Agreement with iCapital, a financial consultant (the "iCapital Agreement"), whereby iCapital agreed to provide financial consulting services for one year in consideration of an aggregate of 200,000 shares of our common stock. In connection with the iCapital Agreement, we also entered into a Financial Consulting Services Agreement with three individuals (the "Consultants") (the "FCS Agreement") whereby these individuals also agreed to provide financial consulting services for one year in consideration of an aggregate of 510,000 free-trading shares of
our common stock.   In August 2001, we entered into a Termination Agreement with
iCapital and the Consultants, whereby all parties agreed to terminate the iCapital Agreement and the FCS Agreement, respectively. As a material inducement to all parties to enter into the Termination Agreement, iCapital and the Consultants agreed to return all shares received under the prior Agreements in exchange for the issuance to iCapital of 150,000 shares of our common stock. Although we have issued the 150,000 shares and have received and cancelled the 200,000 shares of common stock from iCapital, the Consultants have failed to return their 510,000 shares. We have tried to recover these shares, and have traced them to a liquidating trustee for the clearing house for the broker to the Consultants. In January 2004, we were informed by this trustee that the shares had been sold and the proceeds distributed to creditors of the liquidating clearing house. We have determined that under the circumstances, pursuing the recovery of the shares in not the best use of our resources. Therefore, at this time, we do not intend to continue efforts to recover the shares.

On June 8, 2004, we received notice of a claim filed with the California Labor Commissioner by David O. Lucas, our former Chief Operating Officer. Dr. Lucas claimed unpaid wages and accrued vacation of approximately $75,000 and penalties thereon. We this resolved claim on July 16, 2004, agreeing to pay Dr. Lucas a total of $75,529.31 in accrued salary and vacation. Of this amount, the sum of $2,500 is to be paid by August 1, 2004, and $2,500 by August 10, 2004; thereafter, we will pay Dr. Lucas 10 % of general use investment funds received by us after August 10, 2004 until the total sum is paid in full. Dr. Lucas has agreed to withdraw his claim with the Labor Commission and to refrain from making any further claims so long as we meet the terms as resolved.


                                   MANAGEMENT

The following table sets forth the names and positions of our directors and executive officers and other key personnel as of March 31, 2004:

Name               Age                  Position(s)
----------        ----                  --------------
Harry Masuda        60                  President, Chief Executive Officer,
                                        and a Director

Paul Okimoto        68                  Chairman of the Board, Secretary
                                        and Executive
                                        Vice President

Rocky Umar          68                  Vice President, Strategic Planning

Robert Strom        61                  Vice President, Marketing and Sales

Dr. Luis Toledo     59                  Chief Medical Officer

George Tsukuda      59                  Director

Leonid Babak        54                  Branch Chief of Russian Operations

Victor Ivashin      57                  Chief Technology Officer



There is no family relationship between any of our directors and executive officers.

Each Director holds office until the next annual meeting of the shareholders or until his successor is elected and duly qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors. The following sets forth biographical information concerning our directors, executive officers and key personnel for at least the past five years:

Harry Masuda joined us in February 1998 as our Chief Executive Officer, President, and a Director. Mr. Masuda is the former president of several high tech companies including Piiceon, Inc., a manufacturer of computer peripheral products for microcomputers. Mr. Masuda also founded HK Microwave; a manufacturer of high frequency phase locked oscillators used in cellular telephone base stations, later acquired by Dynatech Corporation. Mr. Masuda received his BSEE and MSEE from San Jose State University. From October 1997 to February 1998, Mr. Masuda was a business consultant, and he served as President of International Web Exchange from July 1995 to October 1997.

Paul Okimoto joined us in February 1998 as Executive Vice President and a Director. He became our Secretary in August of 2002. Mr. Okimoto served as President of Sanhill Systems, a research and development company involved in the signal processing medical field, from 1991 to January 1998.

Luis Toledo, M.D., PhD. became our Chief Medical Officer in March 2000. Dr. Toledo is an internationally recognized authority on organ transplantation and preservation. He has authored 10 books on transplantation and related subjects, authored or co-authored 500 scientific publications, and contributed to chapters of 77 books. Dr. Toledo has held many medical staff positions including: Co-Chief, Transplantation and Director, Surgical Research at the Henry Ford Hospital and Chief, Transplantation and Director, Research at Mount Carmel Mercy Hospital. He is also currently the Director of Research at the Borgess Medical Center and is Director of the Michigan Transplant Institute. He also serves as Professor of Surgery and Director, Experimental Research Program at Michigan State University.

Rocky Umar joined us in May 1998 as Vice President of Marketing; in March 2001 he became our Vice President, Strategic Planning. Mr. Umar was an Information Systems Consultant from 1993 to April 1998. Prior to consulting, Mr. Umar served as Senior Executive for Product Management, Marketing and Sales at Cogar Corporation, and was responsible for acquisitions, marketing and sales, and planning for Singer Company, Business Machines Division. Mr. Umar was also CEO of Witek, Inc. a wireless technology company.

Robert Strom joined us in March 2001 as Vice President of Marketing and Sales. Mr. Strom started a newspaper, The Prince George Progress, in 1963 at the age of
20. After selling his publishing business seven years later, he became a partner in ACI, Inc., a New York-based cosmetics company, where he managed all sales and marketing activities. Mr. Strom subsequently founded Cosmania, an international cosmetics company that he sold to American International, Inc. in 1996.

George Tsukuda became a member of our Board of Directors in February 1998. Mr. Tsukuda was self-employed as a psychotherapist from 1987 to September 1996, working primarily with children doing play therapy. After terminating his practice, he worked full-time on completing his doctoral dissertation in clinical social work through Smith College School of Social Work in Northhampton, Massachusetts. Mr. Tsukuda received his Ph.D. in August of 1998. Mr. Tsukuda has also been a Freelance Writer since August 1998.

Leonid Babak joined us in February 1998 as Branch Chief of Russian Operations. Mr. Babak graduated with a degree in physics and mathematics from Krasnoyarsk State University in Russia. He has held various positions within the University and the Geophysics department for the Metallurgy Ministry. Mr. Babak also served as President of Sibina TK, a trading company, from 1997 to February 1998, and was President of Krasnoyarsk Marketing from 1992 to 1997.

Victor Ivashin joined us in December 2001 as our Chief Technology Officer. He received a BSEE and MSEE from the University of Nevada and was awarded a Ph.D. from the University of Poznan in Poland. Dr. Ivashin has received patents in mechanisms and fiber optics. He has 25 years of combined managerial, research and practical experience in electronics development and design and in department and company management. Dr. Ivashin speaks fluent Russian.

Committees of the Board of Directors

We do not currently have an Audit Committee, Compensation Committee or any other committee of the Board of Directors. The responsibilities of these Committees are fulfilled by our Board of Directors. In addition, we do not currently have an "audit committee financial expert" as such term is defined in the Securities Act of 1933, as amended, as our financial constraints have made it extremely difficult to attract and retain qualified outside Board members. We hope to add qualified independent members of our Board of Directors later in 2004, depending upon our ability to reach and maintain financial stability.

Directors' Compensation

Except as set forth below, Directors who are also our employees receive no additional compensation for serving on the Board. We reimburse non-employee Directors for all travel and other expenses incurred in connection with attending meetings of the Board of Directors. From time to time, we have also granted to Directors options or warrants to purchase our common shares.

Compensation Committee Interlocks and Insider Participation

We did not have a Compensation Committee or any other committee of the Board of Directors performing similar functions during the years ended December 31, 2003 and 2002. Mr. Harry Masuda, our Chief Executive Officer, participated in deliberations of the Board of Directors relating to his compensation.

Section 16(a) Beneficial Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and Directors, and persons who own more than ten percent of a class of our capital stock, to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. These persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by us, we believe that during the year ended December 31, 2003, Messrs. Masuda and Tsukuda did not timely file certain Form 4s.

Executive Compensation

The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to our Chief Executive Officer (the "Named Executive Officer") during the years ended December 31, 2003, 2002 and 2001. No other executive officer received cash compensation in excess of $100,000 during these years.

Summary Compensation Table (1)

Annual Compensation

                                Year        Salary
                               ------    ----------
H. Masuda, Chief
Executive Officer               2003     $  68,825
                                2002     $ 214,126 (2)
                                2001     $  66,000


(1) The columns for "Bonus", "Other Annual Compensation", "Restricted Stock Awards", "Securities underlying Options/SARs", "LTIP Payouts" and "All Other Compensation" have been omitted because there is no compensation required to be reported.

(2)  Includes $55,126 accrued in 2001 but not paid until 2002.

Option/SAR Grants in Last Fiscal Year

No options or stock appreciation rights were granted to the Named Executive Officer during the year ended December 31, 2003.

Option Exercises and Year-End Option Values

No options were exercised by the Named Executive Officer during the year ended December 31, 2003, and at December 31, 2003, he did not hold any options to purchase our common stock.

Employment Agreements And Termination Of Employment And Change Of Control Arrangements

In May 1998, we entered into an employment agreement with Rocky Umar, employing him as our Vice President of Marketing for a minimum term of one year for a salary ranging from $2,000 per month to $10,000 per month, depending upon performance. This agreement also includes the payment of a commission equal to one percent of our sales in excess of $1,500,000 over a consecutive six-month period, not to exceed a $100,000 commission per 12-month period. Mr. Umar was also granted an option to purchase 200,000 shares of restricted common stock at $.025 per share pursuant to our Statutory Incentive Stock Option Plan. Mr. Umar is also eligible for a bonus of up to $5,000 after the first year of employment, for the sole purpose of exercising the stock options.

In January 2000, we entered into an employment agreement with Leonid Babak, providing for his employment as the Branch Chief of Russian Operations for a minimum one-year term. The agreement provides for a salary of $500 per month, which salary may be adjusted, and $700 per month in additional benefits.

In January 2000, we entered into an employment agreement with Vladimir Serebrennikov, employing him as the Technical Director of Preservation Systems for a minimum one-year term. The agreement provides for the payment to Mr. Serebrennikov of $500 per month, which salary may be adjusted, with a bonus of $25,000 upon the successful completion of project milestones set forth in the employment agreement. We agreed with Mr. Serebrennikov to terminate the employment agreement in September 2003.

In March 2000, we entered into an employment agreement with Dr. Luis Toledo, employing him as our Chief Medical Officer for a minimum term of one year. The agreement provides for a base salary of $6,000 per month, which may be adjusted based on our ability to raise defined amounts of capital. In addition, we granted to Dr. Toledo an option to purchase 75,000 shares of our common stock at an exercise price of $1.50 per share, and continued in effect options granted pursuant to a consulting agreement that we entered into in May 1998 with Dr. Toledo.

In March 2001, we entered into an employment agreement with Robert E. Strom to serve as our Vice President of Sales and Marketing for a minimum term of one year. Mr. Strom receives a base salary of $10,000 per month, which may be increased based on our ability to raise defined amounts of capital or earn defined revenues during any 12-month period. Mr. Strom is also eligible for a bonus based on performance milestones. In addition, he was granted an option to purchase 150,000 shares of our common stock at an exercise price of $0.23 per share pursuant to our Statutory Incentive Stock Option Plan, and an option to purchase 150,000 shares of our common stock at an exercise price of $0.10 per share pursuant to our Non-Statutory Incentive Stock Option Plan.

In December 2001, we hired Victor Ivashin to serve as our Chief Technical Officer for Hardware and Software. Dr. Ivashin received a starting salary of $8,500 per year, and was granted an option to purchase an aggregate of 75,000 shares of our common stock with an exercise price equal to the fair market value of the stock on the date of grant.

Limitation of Liability and Indemnification

Our Articles of Incorporation and By-laws provide for indemnification of our officers and directors to the fullest extent permissible under California law. Additionally, we have entered into indemnification agreements with each of our officers and Directors, and therefore purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws. These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge Mr. Masuda with the failure to adequately disclose to investors in this private placement a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. Although we believe that the charges are unwarranted, and that the issues involved in this matter were resolved over two years ago to the full satisfaction of all investors, there can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks. In December 2002, we filed motions to proceed with the civil case and to change the venue for these proceedings from New York to Northern California. As of March 2004, however, we have not been informed of any rulings on these motions, and there has been no further action or progress made in the resolution of these matters.

To the extent provisions of our articles of incorporation provide for indemnification of directors for liabilities arising under the Securities Act of 1933 or the Securities Exchange Act of 1934, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy and therefore are unenforceable.


                           RELATED PARTY TRANSACTIONS

The following describes transactions to which we were or are a party and in which any of our directors, officers, or significant stockholders, or members of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest.

In May 1998, we entered into an employment agreement with Rocky Umar, employing him as our Vice President of Marketing for a minimum term of one year for a salary ranging from $2,000 per month to $10,000 per month, depending upon performance. This agreement also includes the payment of a commission equal to one percent of our sales in excess of $1,500,000 over a consecutive six-month period, not to exceed a $100,000 commission per 12-month period. Mr. Umar was also granted an option to purchase 200,000 shares of restricted common stock at $.025 per share pursuant to our Statutory Incentive Stock Option Plan. Mr. Umar is also eligible for a bonus of up to $5,000 after the first year of employment, for the sole purpose of exercising the stock options.

In June 1998, we entered into an employment agreement with Vladimir Serebrennikov, employing him as the Technical Director of Preservation Systems for a minimum one-year term. The agreement provides for the payment to Mr. Serebrennikov of $400 per month, which salary may be adjusted, with a bonus of $25,000 upon the successful completion of project milestones set forth in the employment agreement. On the same date, we entered into an Agreement of Assignment of Patent and Technology with Mr. Serebrennikov, wherein Mr. Serebrennikov assigned to us the entire worldwide right, title and interest in and to his technology for preserving and transporting biologic and non-biologic material and in and to all of his discoveries, concepts and ideas, whether patentable or not. Pursuant to this agreement, Mr. Serebrennikov received 877,500 shares, valued at $0.0025 per share, of our restricted common stock. We agreed with Mr. Serebrennikov to terminate the employment agreement in September 2003.

In June 1998, we entered into an employment agreement with Leonid Babak, providing for his employment as the Branch Chief of Russian Operations for a minimum one-year term. The agreement provides for a salary of $400 per month, which salary may be adjusted, with a bonus of $5,000 upon the successful completion of project milestones set forth in the employment agreement. On the same date, we also entered into an Agreement of Assignment of Patent and Technology with Mr. Babak. Mr. Babak assigned to us the entire worldwide right, title and interest in and to his technology for preserving and transporting biologic and non-biologic material and in and to all of his discoveries, concepts and ideas, whether patentable or not. Pursuant to this agreement, Mr. Babak received 877,500 shares, valued at $0.0025 per share, of our restricted common stock.

On May 28, 1998, we entered into a Consultant Agreement with Dr. Luis Toledo, whereby Dr. Toledo was appointed to our advisory board for a minimum term of one year. The agreement also provides for a payment to Dr. Toledo of a commission equal to five percent of all sales within the organ transplant market for a five-year period from the date of the agreement, so long as Dr. Toledo remains a consultant and advisory board member. This commission is limited to a total of $1,000,000. Dr. Toledo has also been granted options to purchase 200,000 shares of restricted common stock at $.025 per share pursuant to our Non-Statutory Incentive Stock Option Plan, and is eligible for a bonus of up to $5,000 after the first year as a consultant and advisory board member up to the expiration of the stock options for the sole purpose of exercising the stock options.

On June 24, 1998, we invited Eric Slayton, President of Global Healthcare, to be a member of our advisory board. We granted to Mr. Slayton an option to purchase 40,000 shares of restricted common stock at $.025 per share pursuant to our Non-Statutory Incentive Stock Option Plan.

We purchased the patents for a product titled Phemtest from Paul Okimoto, an officer and director, on September 1, 1998. The patents "VAGINAL TESTING APPLICATOR AND METHOD", Patent Number 4,784,158, was issued November 15, 1988, and "BODY CAVITY SPECIMEN COLLECTING AND TESTING APPARATUS", Patent Number 4,945,921, was issued August 7, 1990. Pursuant to the purchase agreement for the patents, we paid $1,375 to the law firm of Flehr, Hohbach, Test and Herbert as a patent maintenance fee to assure that the patents would remain in force.
We also agreed to pay Mr. Okimoto a royalty payment of 5% of gross sales of Phemtest for the next five years. The first $16,000 in royalty payments are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, if any, are to be paid in cash.

In December 2001, we hired Victor Ivashin to serve as our Chief Technical Officer for Hardware and Software. Dr. Ivashin received a starting salary of $8,500 per year, and was granted an option to purchase an aggregate of 75,000 shares of our common stock with an exercise price equal to the fair market value of the stock on the date of grant.


                             PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2004, by each person or group of affiliated persons who we know beneficially owned 5% or more of our common stock, each of our directors, and all of our directors and executive officers as a group. All of the share numbers are calculated to include the effect of a one to four stock split, effective July 21, 1998.

Unless otherwise indicated in the footnotes to the table, the following individuals have sole vesting and sole investment control with respect to the shares they beneficially own. The amount of shares owned by each shareholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of common stock at March 31, 2004, was 36,468,600.


Name and Address of             Number of Shares Owned        Percent of Shares
Principal Shareholders                                        Outstanding
-----------------------        --------------------------   -------------------
Harry Masuda
1127 Harker Avenue
Palo Alto, CA 94301                  2,763,089 (1)                      7.56%


YN Faarkaghyn Shiaght Lorne
House Trust Limited
669 35th Street
Richmond, CA 94805                     877,500 (2)                      2.41%

Paul Okimoto
669 35th Street
Richmond, CA  94805                  1,704,699 (3)                      4.65%

George Tsukuda
3729 McBeth Drive
San Jose, CA 95127                   1,239,720 (4)                      3.37%

Meiswinkel Investment Group, L.P.
2060 Newcomb Avenue
San Francisco, CA 94124              7,143,452 (5)                      19.4%

Larry and Christine McCleary
481 Alpine View
Incline Village, NV 89451            2,768,784 (6)                      7.58%

All Officers and Directors as
a Group (seven persons)             10,682,946 (7)                     28.14%


(1) Includes options to purchase 95,000 shares of common stock exercisable within 60 days of March 31, 2004.

(2) Paul Okimoto, an officer and director of the Company, acted as Trustee in receiving and forwarding these shares to YN Faarkaghyn Shiaght Lorne House Trust Limited, for the benefit of Mark Tameichi Okimoto, Michael Akira Okimoto, Eric Yoshiro Okimoto, Daryl Takashi Okimoto, Mary T. Hernandez and Betty Yamaguchi. The permanent Trustee is Ronald Buchanan of Lorne House Management Ltd. Mr. Okimoto expressly disclaims beneficial ownership of said shares.

(3) Includes options to purchase 206,111 shares of common stock and warrants to purchase 111,111 shares of commons stock exercisable within 60 days of March 31, 2004.

(4) Includes options to purchase 100,000 shares of common stock exercisable within 60 days of March 31, 2004.

(5) Includes warrants to purchase 400,000 shares of common stock exercisable within 60 days of March 31, 2004.

(6) Includes warrants to purchase 50,000 shares of common stock exercisable within 60 days of March 31, 2004.

(7) Includes options and warrants to purchase 1,321,111 shares of common stock exercisable within 60 days of March 31, 2004.

As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, 28.14% of our outstanding common stock. As a result these stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets. This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.


                              SELLING STOCKHOLDER

Based upon information available to us as of June 30, 2004, the following table sets forth the name of the selling stockholder, the number of shares of common stock owned, the number of shares of common stock registered by this prospectus and the number and percent of outstanding shares that the selling stockholder will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholder. The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act. As used in this prospectus, "selling stockholder" includes donees, pledges, transferees or other successors in interest selling shares of our common stock received from the named selling stockholder as a gift, pledge, distribution or other non sale-related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. Except as described above, to our knowledge, the selling stockholder has not had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.


             Beneficial Ownership     Number of Shares   Beneficial Ownership
             of Common Shares Prior   to be Sold Under   of Common Shares
             to the Offering          This Prospectus    After the Offering
             ----------------------   -----------------  ---------------------
Selling       Number of   Percent                        Number of    Percent
Stockholder   Shares      of Class                       Shares (1)   of Class
-----------   ---------   ---------                      ---------   ---------
Dutchess
Private        38,000,000  51.03%       38,000,000 (3)     --          --
Equities
Fund II, L.P.(2)

(1) These numbers assume the selling stockholder sells all of its shares prior to the completion of the offering.

(2) Dutchess is a private limited partnership whose business operations are conducted through its general partner, Dutchess Capital Management, LLC. Michael Novielli and Douglas H. Leighton are managing memebers of Dutchess Capital Management, LLC, and have voting and dispositive power with respect to securities held by Dutchess Private Equities Fund II, LP.

(3) The number of shares set forth in the table represents an estimate of the number of common shares to be offered by the selling stockholder. We have assumed the sale of all of the common shares offered under this prospectus will be sold. However, as the selling stockholder can offer all, some or none of its common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will offer or sell under this prospectus.


                          DESCRIPTION OF CAPITAL STOCK

The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are descriptions of the material terms of our securities. Our articles of incorporation and bylaws have been filed with the Securities and Exchange Commission as exhibits to this registration statement of which this prospectus forms a part.

Common Stock. Our authorized capital stock consists of 145,000,000 shares of common stock, no par value per share. The holders of common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution or winding up of the affairs of the Company; (iii) do not have preemptive subscription or conversion rights and there are no redemption rights applicable thereto; and (iv) are entitled to cumulative voting on all matters which shareholders may vote on at all meetings of shareholders. The holders of shares of our common stock have cumulative voting rights pursuant to the California General Corporation Law. Upon the effective election of cumulative voting by any shareholder, each shareholder entitled to vote at any election of directors may cumulate such shareholder votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder sees fit.

To date, we have not paid or declared any dividends and we have no intention of declaring or paying any dividends in the foreseeable future. If we decide to pay dividends, that decision will be made by our Board of Directors, which will likely consider, among other things, our earnings, our capital requirements and our financial condition, as well as other relevant factors.

Preferred Stock. Our authorized capital stock consists of 5,000,000 shares of preferred stock. Our board of directors has the authority to determine the rights, preferences and privileges of any series or class of preferred stock. At this time, we have no shares of preferred stock issued and outstanding, and we have no plans to issue any preferred stock at this time.


                        SHARES ELIGIBLE FOR FUTURE SALE

On March 31, 2004, 36,468,600 shares of our common stock were outstanding, and 4,294,833 shares of common stock were subject to outstanding warrants and options granted under our Stock Option Plans and otherwise. Of the outstanding shares, over 15,000,000 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k) or 701 promulgated under the Securities Act or another exemption from registration.

In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed one percent of the then outstanding shares of our common stock, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

There has been very limited trading volume in our common stock to date. Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.


                              PLAN OF DISTRIBUTION


The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or
- in private transactions and transactions otherwise than on these exchanges; or
- at prices related to such prevailing market prices; or
- in negotiated transactions; or
- in a combination of such methods of sale; or
- any other method permitted by law.

The selling stockholder may effect such transactions by offering and selling the shares directly to or through securities broker-dealers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholder may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess and any broker-dealers who act in connection with the sale of its shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement of which this prospectus is a part, we will advise the selling stockholder that it and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act of 1934 (the "Exchange Act"), any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholder will be governed by the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholder. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement of which this prospectus forms a part, we will advise the selling stockholder that the anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and any of its affiliates. We have informed the selling stockholder that it may not:

- engage in any stabilization activity in connection with any of the shares;

- bid for or purchase any of the shares or any rights to acquire the shares;

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Exchange Act; or

- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholder that it must effect all sales of the shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principals.

In the absence of the registration statement of which this prospectus forms a part, the selling stockholder would be able to sell its shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

We expect to incur approximately $25,000 in expenses related to this Offering. Our expenses consist primarily of accounting and legal fees.

We will engage a placement agent with respect to the securities to be issued under the Equity Line of Credit. The placement agent will have no affiliation or business relationship with Dutchess. We anticipate paying no more than one percent of the gross proceeds from each put with an aggregate maximum of $10,000 over the term of our agreement. The placement agent agreement will terminate when our Investment Agreement with Dutchess terminates pursuant to its terms.

                                 LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Silicon Valley Law Group, San Jose, California.

                                    EXPERTS

The financial statements at December 31, 2003, and for the two years then ended, included in this prospectus have been audited by L.L. Bradford & Company, LLC, independent certified public accountants, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted, and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document. You may review a copy of the Registration Statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

Our Securities and Exchange Commission filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or that our affairs have not changed since the date hereof.


FINANCIAL STATEMENTS



TABLE OF CONTENTS


                                                                PAGE NO.

Report of Independent Certified Public Accountants...................F-2

Financial Statements

  Balance Sheet......................................................F-3

  Statements of Operations...........................................F-4

  Statement of Stockholders' Deficit.................................F-5

  Statements of Cash Flows...........................................F-11

  Notes to Financial Statements....................................F-13-31

===============================================================================


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Human BioSystems
(A Development Stage Company)
Palo Alto, California

We have audited the accompanying balance sheet of Human BioSystems (A Development Stage Company) as of December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002 and for the period from February 26, 1998 (Inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Human BioSystems as of December 31, 2003, and the results of its operations and cash flows for the years ended December 31, 2003 and 2002 and for the period from February 26, 1998 (Inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and current liabilities exceed current assets, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L.L. Bradford & Company, LLC
March 4, 2004
Las Vegas, NV



                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                               December 31, 2003


ASSETS


Current assets
        Cash                                                     $      7,400
        Prepaid expenses and other current assets                      18,400
                                                                      --------
                Total current assets                                   25,100

Fixed assets, net                                                       1,600
                                                                      --------
Total assets                                                     $     27,400
                                                                     ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
        Accounts payable                                            $ 264,800
        Accrued liabilities                                           174,200
        Stockholder payables                                          563,700
                                                                    ---------
                Total current liabilities                           1,002,700
                                                                    ---------
Total liabilities                                                   1,002,700

Commitments and contingencies                                              --

Stockholders' deficit
        Preferred stock; no par or stated value; 5,000,000 shares
                authorized, no shares issued or outstanding                --
        Common stock; no par or stated value; 145,000,000 shares
                authorized, 33,963,300 shares issued and
                29,522,800 shares outstanding                      11,080,200
        Accumulated deficit during development stage              (12,055,500)
                Total stockholders' deficit                          (975,300)
                                                                  ------------
Total liabilities and stockholders' equity                         $   27,400
                                                                  ===========
See Accompanying Notes To Financial Statements


                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                  Year ended           Year ended            February 26, 1998
                                                                  December 31,         December 31,         (Inception) Through
                                                                     2003                2002               December 31, 2003
                                                                ---------------        -----------           -----------------

Revenue                                                           $         --        $         --             $          --

Operating expenses
        General and administrative
                Stock based compensation                               251,800             398,500              3,326,300
                Other general and administrative expenses            1,292,200           1,465,200              4,808,700
                                                                    -----------         -----------            ----------
        Total general and administrative                             1,544,000           1,863,700              8,135,000
        Research and development                                       394,300             430,400              1,710,300
        Sales and marketing                                            219,300             218,700                649,000
                                                                   -----------         -----------             ----------
                Total operating expenses                             2,157,600           2,512,800             10,494,300
                                                                   -----------         -----------             ----------
Loss from operations                                                (2,157,600)         (2,512,800)           (10,494,300)

Other income (expense)
        Loan fees                                                           --                  --               (750,000)
        Bad debt related to other receivable                          (398,300)                 --               (502,300)
        Interest income                                                    ---                 200                  2,700
        Interest expense                                                (7,100)               (900)              (306,800)
                                                                   -----------         -----------             ----------
Loss before provision for income taxes                              (2,563,000)         (2,513,500)           (12,050,700)

Provision for income taxes                                                 800                 800                  4,800
                                                                   -----------         -----------             ----------

Net loss                                                          $ (2,563,800)       $ (2,541,300)          $(12,055,500)
                                                                   ===========         ===========           =============

Basic and diluted loss per common share                           $      (0.10)       $      (0.14)             $   (1.43)
                                                                   ===========         ===========           =============
Basic and diluted weighted average
        common shares outstanding                                   26,814,072          18,262,400              8,416,630
                                                                   ===========         ===========           =============

               See Accompanying Notes To Financial Statements

                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                      Loan Fees
                                                  Common Stock                    Related to Options        Prepaid Consulting
                                       ----------------------------------            to Purchase             Services Paid in
                                           Shares                 Amount             Common Stock              Common Stock
                                       ----------------------------------         ------------------        ------------------
Balance at February 26, 1998
 (Date of inception)                                --             $       --         $         --              $           --

Issuance of common stock for
 services, weighted average price
 of $0.00                                    4,058,000                 10,200                   --                          --

Issuance of common stock for cash
 (net of offering cost of
 $149,000),$0.12                             1,013,600                119,000                   --                          --

Issuance of common stock in
 September 1998 in Reg. D
 offering,(net of offering
 cost of $10,600), $0.24                     1,000,000                239,400                   --                          --

Net loss                                            --                     --                   --                          --
                                            ----------              ---------              --------                  ----------
Balance, December 31, 1998                   6,071,600                368,600                   --                          --

Issuance of common stock and
 warrants for cash during 1999
 from Reg. D offering dated
 September 1, 1999, (net of
 offering costs of $163,000), $1.32            287,200                379,500                   --                          --

Stock options and warrants exercise
 price of $0.01                                 31,000                    400                   --                          --

Issuance of common stock for
 services, weighted average price
 of $1.50                                        5,200                  7,800                   --                          --

Issuance of warrants in
 connection with debt
 securities                                         --                 24,800                   --                          --

Stock based compensation
 related to granting options and
 warrants                                           --                296,500                   --                          --

Net loss                                            --                     --                   --                          --
                                            ----------              ---------              --------                  ----------

Balance, December 31, 1999                   6,395,000              1,077,600                   --                          --

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 September 1, 1999,(net of
 offering costs of $25,800),$1.32              140,100                184,400                   --                          --

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 February 2, 2000,(net of
 offering costs of $28,100),$1.38              224,500                308,700                   --                          --

Issuance of common stock for
 cash, $0.30                                    81,200                 24,400                   --                          --

Stock options and warrants exercise
 price of $0.07                                390,600                 28,900                   --                          --

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering,$0.33                     206,700                 67,500                   --                          --

Rescission of common stock
 related to Reg. D offering
 dated September 1, 1999 and
 February 2, 2000                            (222,900)              (334,400)                    --                         --

Issuance of common stock in
 satisfaction of promissory
 note payable, $0.37                            13,500                  5,000                    --                         --

Issuance of common stock for
 prepaid consulting services,
 $0.37                                         907,500                335,100                    --                   (335,100)

Amortization of prepaid
 consulting services                                --                     --                    --                    139,900

Stock based compensation
 related to options and
 warrants                                           --              1,334,300                    --                         --

Loan fees related to options
 to purchase common stock                           --                750,000             (750,000)                         --

Deemed interest expense
 related to conversion
 feature of note payable                            --                 37,100                    --                         --

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                              --                     --                93,800                         --

Net loss                                            --                     --                    --                         --
                                            ----------              ---------             --------                  ----------
Balance, December 31, 2000                   8,136,200              3,818,600             (656,200)                   (195,200)

Issuance of common stock
 for cash (net of offering
 costs of $111,300,$0.40                     3,224,900              1,293,100                    --                         --

Stock options and warrants
 exercised,weighted average
exercise price of $0.19                        844,600                158,300                    --                         --

Issuance of common stock
 in satisfaction of
 accounts payable, $0.37                        67,600                 24,800                    --                         --

Satisfaction of accrued
 liabilities related to
 granting of warrants                               --                 18,100                    --                         --

Satisfaction of stockholder
 payables related to
 granting of warrants                               --                274,000                    --                         --

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering
 (including interest of
 $34,600),$0.51                                416,600                212,800                    --                         --

Issuance of common stock in
 satisfaction of convertible
 note payable - related
 party (including interest
 of $82,700),$1.06                             257,300                272,700                    --                         --

Amortization of prepaid
 consulting services                                --                     --                    --                    195,200

Issuance of common stock
 for services, weighted average
 price of $0.64                                154,600                 98,500                    --                         --

Stock based compensation
 related to granting of
 warrants and options                               --                416,600                    --                         --

Deemed interest expense
 related to conversion
 feature of note payable                            --                 55,700                    --                         --

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                              --                    --                656,200                         --

Issuance of common stock
 for other receivable, $0.13                   800,000                104,000                    --                         --

Common shares due as a
 result of terminated
 consulting agreement,$0.78                    510,000                398,300                    --                         --

Issuance of common stock in
 exchange for termination
 of consulting agreement,$1.18                 150,000                177,000                    --                         --

Bad debt related to other
 receivable                                         --                     --                    --                         --

Net loss                                            --                     --                    --                         --
                                            -------------          -----------                -------                    -------
Balance, December 31, 2001                  14,561,800              7,322,500                    --                         --

Issuance of common stock for cash
(net of offering costs of
 $159,900), $0.27                            7,809,400              2,147,300                     --                        --

Stock options and warrants exercised,
 weighted average exercise price
 of $0.01                                      280,000                  4,000                     --                        --

Issuance of common stock in satisfaction
 of promissory note issued as a result of
 rescission offering (including accrued
 interest of $7,200),$0.75                      72,100                 54,300                     --                        --

Issuance of common stock for services,
 weighted average price of $0.76               397,700                300,900                     --                        --

Stock based compensation related to granting
 of warrant and options                             --                 97,600                     --                        --

Issuance of common stock in satisfaction of
 accrued liabilities, $0.31                     54,100                 17,000                     --                        --

Common shares due from stockholder                  --                     --                     --                        --

Common shares received from stockholder
 and cancelled, $(0.47)                      (106,400)               (50,000)                     --                        --

Net loss                                            --                     --                     --                        --
                                            --------------       ------------               ------------            --------------
Balance December 31, 2002                   23,068,700              9,893,600                     --                        --

Issuance of common stock for cash
(net of offering costs of $223,000),
$0.16                                        5,562,700              9,893,600                     --                        --

Issuance of common stock for services,
weighted average price of $0.20                777,700                157,900                     --                        --

Issuance of common stock in satisfaction
of stockholder payables (including
interest of $5,200)                            163,700                 29,400                     --                        --

Stock based compensation related to
granting of warrants and options                    --                 93,900                     --                        --

Cancellation of common stock                   (50,000)                    --                     --                        --

Bad debt related to other receivable                --                     --                     --                        --

Net loss                                            --                     --                     --                        --
                                            ----------           ------------               ----------            ----------------
Balance December 31, 2003                   29,522,800           $ 11,080,200               $     --              $         --
                                            ==========           =============              ===========           ================

                See Accompanying Notes To Financial Statements




                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF STOCKHOLDERS' EQUITY (Continued)


                                                                    Accumulated
                                                                   Deficit During              Total
                                             Other                  Development            Stockholders'
                                           Receivable                   Stage                  Deficit
                                           ----------              --------------          -------------
Balance at February 26, 1998
 (Date of inception)                        $       --               $     --             $       --

Issuance of common stock for
 services, weighted average price
 of $0.00                                           --                      --                10,200

Issuance of common stock for cash
 (net of offering cost of $149,000),$0.12           --                      --               119,000

Issuance of common stock in
 September 1998 in Reg. D
 offering,(net of offering
 cost of $10,600), $0.24                            --                      --               239,400

Net loss                                            --                (272,000)             (272,000)
                                              ----------              ---------             --------
Balance, December 31, 1998                          --                (272,000)               96,600

Issuance of common stock and
 warrants for cash during 1999
 from Reg. D offering dated
 September 1, 1999,( net of
 offering costs of $163,000), $1.32                 --                      --               379,500

Stock options and warrants exercise
 price of $0.01                                     --                      --                   400

Issuance of common stock for
 services, weighted average price
 of $1.50                                           --                      --                 7,800

Issuance of warrants in
 connection with debt
 securities                                         --                      --                24,800

Stock based compensation
 related to options and
 warrants                                           --                      --               296,500

Net loss                                            --              (1,098,200)          (1,098,200)
                                             ----------             -----------             --------

Balance, December 31, 1999                          --              (1,370,200)            (292,600)

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 September 1, 1999,(net of
 offering costs of $25,800),$1.32                   --                       --              184,400

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 February 2, 2000,(net of
 offering costs of $28,100),$1.38                   --                       --              308,700

Issuance of common stock for
 cash, $0.30                                        --                       --               24,400

Stock options and warrants exercise
 price of $0.07                                     --                       --               28,900

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering,$0.33                          --                       --               67,500

Rescission of common stock
 related to Reg. D offering
 dated September 1, 1999 and
 February 2, 2000                                   --                       --             (334,400)

Issuance of common stock in
 satisfaction of promissory
 note                                               --                       --                5,000

Issuance of common stock for
 prepaid consulting services,
 $0.37                                              --                       --                   --

Amortization of prepaid
 consulting services                                --                       --              139,900

Stock based compensation
 related to options and
 warrants                                           --                       --            1,334,300

Loan fees related to options
 to purchase common stock                           --                       --                   --

Deemed interest expense
 related to conversion
 feature of note payable                            --                       --               37,100

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                              --                       --               93,800

Net loss                                            --                  (2,635,700)       (2,635,700)
                                               ----------                ---------         ----------

Balance, December 31, 2000                          --                  (4,005,900)       (1,038,700)

Issuance of common stock
 for cash (net of offering
 costs of $111,300),$0.40                          --                         --           1,293,100

Stock options and warrants
 exercised,weighted average
exercise price of $0.19                            --                         --             158,300

Issuance of common stock
 in satisfaction of
 accounts payable,$0.37                            --                         --              24,800

Satisfaction of accrued
 liabilities related to
 granting of warrants                              --                         --              18,100

Satisfaction of stockholder
 payables related to
 granting of warrants                              --                         --             274,000

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering
 (including interest of
 $34,600),$0.51                                    --                         --             212,800

Issuance of common stock in
 satisfaction of convertible
 note payable - related
 party (including interest
 of $82,700),$1.06                                 --                         --             272,700

Amortization of prepaid
 consulting services                               --                         --             195,200

Issuance of common stock
 for services, weighted average
 price of $0.64                                    --                         --              98,500

Stock based compensation
 related to granting of
 warrants and options                              --                        --              416,600

Deemed interest expense
 related to conversion
 feature of note payable                           --                        --               55,700

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                             --                        --              656,200

Issuance of common stock
 for other receivable, $0.13                 (104,000)                       --                   --

Common shares due as a
 result of terminated
 consulting agreement, $0.78                 (398,300)                       --                   --

Issuance of common stock in
 exchange for termination
 of consulting agreement, $1.18                    --                        --              177,000

Bad debt related to other
 receivable                                   104,000                        --              104,000

Net loss                                          --                 (2,971,500)          (2,971,500)
                                         ------------                 -----------        -----------

Balance, December 31, 2001                  (398,300)                (6,977,400)             (53,200)

Issuance of common stock for cash
(net of offering costs of
 $159,900), $0.27                                --                         --             2,147,300

Stock options and warrants exercised,
 weighted average exercise
 price of $0.01                                  --                         --                  4,000

Issuance of common stock in satisfaction
 of promissory note issued as a result of
 rescission offering (including accrued
 interest of $7,200),$0.75                       --                          --                54,300

Issuance of common stock for services,
 weighted average price of $0.76                 --                          --               300,900

Stock based compensation related to
 granting of warrant                             --                          --                97,600

Issuance of common stock in satisfaction
 of accrued liabilities, $0.31                   --                          --                17,000

Common shares due from stockholder          (50,000)                         --              (50,000)

Common shares received from stockholder
 and cancelled,$(0.47)                       50,000                          --                    --

Net loss                                         --                   (2,514,300)          (2,514,300)
                                         --------------              -------------         -----------
Balance December 31, 2002                  (398,300)                  (9,491,700)               3,600

Issuance of common stock for cash
(net of offering costs of $223,000),
$0.16                                            --                           --              905,400

Issuance of common stock for services,
weighted average price of $0.20                  --                           --              157,900

Issuance of common stock in satisfaction
of stockholder payables (including
interest of 5,200)                               --                           --               29,400

Stock based compensation related to
granting of warrants and options                 --                           --               93,900

Cancellation of common stock                     --                           --                   --

Bad debt related to other receivables       398,300                           --              398,300

Net loss                                         --                   (2,563,800)          (2,563,800)
                                          -----------                ------------          -----------
Balance, December 31, 2003                     $ --                 $(12,055,500)          $ (975,300)
                                          ===========                ============          ===========

               See Accompanying Notes To Financial Statements


                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                                                                February 26, 1998
                                                                       Year ended                              (Inception) Through
                                                                    December 31, 2003           2002            December 31, 2002
                                                                    -----------------        -----------        -----------------
Cash flows from operating activities:
        Net loss                                                   $    (2,563,800)      $    (2,514,300)      $  (12,055,500)
        Adjustments to reconcile net loss to net
         cash used in operating activities:
                Stock based compensation                                   251,800               398,500            3,326,300
                Depreciation                                                 1,900                 2,000                8,200
                Deemed interest expense                                         --                    --               98,000
                Interest expense paid in common stock                        5,200                    --              117,300
                Amortization of discount and loan fees
                        on notes payable                                        --                    --              774,800
                Bad debt related to other receivables                      398,300                    --              502,300
        Changes in operating assets and liabilities:
                Change in prepaid expenses and other assets                 21,000                  (200)             (18,400)
                Change in bank overdraft                                        --                    --                   --
                Change in accounts payable                                 185,500                19,800              289,500
                Change in accrued liabilities                              152,100               (10,100)             216,500
                                                                       -----------           -----------          -----------
                        Net cash used by operating activities           (1,548,000)           (2,104,300)           (6,741,000)

Cash flows from investing activities:
        Purchase of fixed assets                                                --                    --               (9,800)
                                                                       -----------           -----------          -----------
                        Net cash provided by investing activities               --                    --               (9,800)

Cash flows from investing activities:
        Purchase of fixed assets                                                --                    --               (9,800)

                       Net cash provided by investing activities                --                    --               (9,800)

Cash flows from financing activities:
        Change in stockholder payables                                     505,300              (163,000)             831,200
        Proceeds from issuance of common stock                             905,400             2,151,300            5,792,800
        Proceeds from borrowing on notes payable                                --                    --              323,100
        Principal payments on notes payable                                     --                    --              (97,400)
        Principal payments on stock subject to rescission                       --               (21,000)             (41,500)
        Change in other receivables                                             --               (50,000)             (50,000)
                                                                       -----------           -----------          -----------
                        Net cash provided by financing activities        1,410,700             1,917,300            6,758,200
                                                                       -----------           -----------          -----------

Net increase (decrease) in cash and cash equivalents                      (137,000)             (187,000)               7,400

Cash and cash equivalents, beginning of period                             144,700               331,700                   --
                                                                       -----------           -----------          -----------

Cash and cash equivalents, end of period                           $         7,400       $       144,700      $         7,400
                                                                       ===========           ===========          ===========
Supplemental disclosure of cash flow information:
        Cash paid for income taxes                                 $           800       $           800      $         4,800
                                                                       ===========           ===========          ===========
        Cash paid for interest                                     $         1,200       $           900      $        12,900
                                                                       ===========           ===========          ===========
Schedule of non-cash financing activities
 Issuance of warrants in connection with debt securities           $            --       $            --      $        24,800
                                                                       ===========           ===========          ===========
Principal payments on notes payable through the
 issuance of common stock                                          $            --       $            --      $         5,000
                                                                       ===========           ===========          ===========
Rescission of common stock related to Reg D offering
 dated September 1, 1999 and February 2, 2000                       $            --       $            --      $       344,400
                                                                       ===========           ===========          ===========
Issuance of common stock in satisfaction of
 promissory note issued as a result of rescission offering         $            --       $            --      $        67,500
                                                                       ===========           ===========          ===========
Issuance of common stock for prepaid consulting services           $            --       $            --      $       335,100
                                                                       ===========           ===========          ===========
Loan fees related to options to purchase common stock              $            --       $            --      $       750,000
                                                                       ===========           ===========          ===========
Issuance of common stock in exchange for termination
 of consulting agreement                                           $            --       $            --      $       398,300
                                                                       ===========           ===========          ===========
Issuance of common stock in exchange for
 other receivable                                                  $            --       $            --      $       104,000
                                                                       ===========           ===========          ===========
Issuance of common stock in satisfaction of
 accounts payable                                                  $            --       $            --      $        24,800
                                                                       ===========           ===========          ===========
Satisfaction of accrued liabilities related to granting
 of warrants                                                       $            --       $            --      $        18,100
                                                                       ===========           ===========          ===========
Satisfaction of stockholder payables related to granting
 of warrants and options                                           $            --       $            --      $       274,000
                                                                       ===========           ===========          ===========
Issuance of common stock in satisfaction of convertible
 note payable - related party (excluding interest of
 $82,700)                                                          $            --       $            --      $       190,000
                                                                       ===========           ===========          ===========
Issuance of common stock in satisfaction of promissory
 note issued as a result of rescission offering
 (excluding interest of $34,600)                                   $            --       $            --      $       178,200
                                                                       ===========           ===========          ===========
Issuance of common stock in satisfaction of promissory
 note issued as a result of rescission offering
 (including accrued interest of $7,200)                            $            --       $        54,300      $        54,300
                                                                       ===========           ===========          ===========
Issuance of common stock in satisfaction of accrued
 liabilities                                                       $            --       $        17,000      $        17,000
                                                                       ===========           ===========          ===========
Issuance of common stock in satisfaction of stockholder
 payables (excluding interest of $5,200)                           $        24,200       $            --      $        24,200
                                                                       ===========           ===========          ===========

 See Accompanying Notes To Financial Statements


1.      Description of business, history and summary of significant policies

Description of business - human biosystems (formerly known as hyperbaric systems) (hereinafter referred to as the "company") is a development stage company incorporated on february 26, 1998 under the laws of the state of california. The business purpose of the company is to develop the technology for preservation of certain biologic material, including platelets (a blood component), red blood cells, heart valves, tissue and organs. The company is in the sixth year of its research and development activities. The company's goal is to develop the technology to extend and maintain functionality of these materials for much longer periods of time than is currently possible. The company's research facility is located in krasnoyarsk, russia.

Going concern - the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The company is in the development stage, has no operating revenue and incurred a net loss of approximately $2,564,000 for the year ended december 31, 2003. The company is in the sixth year of research and development, with an accumulated loss during the development stage of approximately $12,056,000. As of december 31, 2003, management is uncertain as to the completion date or if the product will be completed at all.

These conditions give rise to substantial doubt about the company's ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the company be unable to continue as a going concern. The company's continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management's plan, in this regard, is to raise financing of approximately $2,500,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing research for the next twelve months. However, there is no assurance that the company will be successful in raising such financing.

Stock split - on july 21, 1998, the company completed a four for one stock split. All shares and per share data have been restated to reflect the stock split.

Amended articles of incorporation - in October 2002, a certificate of amendment to the articles of incorporation changed the name of the company to human biosystems. The certificate of amendment to the articles of incorporation also changed the number of authorized shares of common stock from 50,000,000 to 45,000,000. Further, the certificate of amendment to the articles of incorporation authorized 5,000,000 shares of preferred stock, with preferences and rights to be set by the board of directors.

In October 2003, a certificate of amendment to the articles of incorporation changed the number of authorized shares of common stock from 45,000,000 to 145,000,000.

Use of estimates - the preparation of financial statements in conformity with accounting principles generally accepted in the united states of america requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash - The Company places its cash with high quality institutions. Accounts at each institution are insured up to $100,000 by the federal deposit insurance corporation. As of December 31, 2003 the Company had no uninsured cash balance.


Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Research and development costs - Research and development expenditures are charged to expenses as incurred.

Advertising and marketing costs - The Company recognizes advertising and marketing costs in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communication advertising in the period in which the advertising space or airtime is used. Advertising costs of approximately $18,000 and $70,500 were incurred for the years ended December 31, 2003 and 2002, respectively.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2003, the Company has available net operating loss carryforwards that will expire in various periods through 2023. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.


The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:

                                          2003                    2002
                                    --------------          ---------------
Net loss, as reported               $   (2,563,800)         $   (2,514,300)

Add: Stock-based employee compensation
  expense included in reported loss,
  net of related tax effects                    --                  35,600

Deduct: Total stock-based employee
  compensation expense determined under
  fair value based methods for all awards,
  net of related tax effects               (23,200)               (277,800)
                                    ===============         ===============
Pro forma net loss                  $   (2,587,000)         $   (2,272,100)

Net loss per common share
  Basic and diluted loss, as reported   $    (0.10)         $        (0.14)
  Basic and diluted loss, pro forma     $    (0.10)         $        (0.12)


As required, the pro forma disclosures above include options granted since February 26, 1998 (Inception). Consequently, the effects of applying SFAS 123 for providing pro forma disclosures may not be representative of the effects on reported net income for future years until all options outstanding are included in the pro forma disclosures.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

Fair values of financial instruments - The carrying amounts of accounts payable, accrued liabilities, stockholder payables and other receivable approximate fair value because of the short-term maturity of these instruments.

Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive. For the years ended December 31, 2003 and 2002, options and warrants to purchase 3,168,100 and 2,752,400 shares of common stock, respectively, were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Foreign currency transactions - Gains or losses resulting from foreign currency transactions have been insignificant and are included in the statement of operations when incurred.

New accounting pronouncements - In July 2001, the FASB issued SFAS No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets. SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The adoption of SFAS No. 143 did not have a material impact on the Company's financial statements.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144 superseded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The provisions of SFAS No. 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted, and in general are to be
applied prospectively.   The adoption of SFAS No. 144 did not have a material
impact on the Company's financial statements for the years ended December 31, 2003 and 2002.

In July 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities, such as restructurings, involuntarily terminating employees, and consolidating facilities initiated after December 31, 2002. The implementation of SFAS No. 146 did not have a material effect on the Company's financial statements for the years ended December 31, 2003 and 2002.

In April 2003, the FASB issued SFAS No. 149, Amendment of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 amends SFAS No. 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative. The Statement clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative discussed in paragraph 6(b) of SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of underlying to conform it to language used in FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The implementation of SFAS No. 149 did not have a material on the Company's financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. In addition, the Statement requires an issuer to classify certain instruments with specific characteristics described in it as liabilities. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The implementation of SFAS No. 150 is not expected to have a material effect on the Company's financial statements.

2.      FIXED ASSETS

        A summary of fixed assets as of December 31, 2003 are as follows:

        Equipment                          $       9,800
        Less:  accumulated depreciation            8,200
                                           =============
                                           $       1,600

3.      RELATED PARTY TRANSACTIONS

The Company has entered into various stock purchase agreements and employment contracts with stockholders of the Company. As of December 31, 2003, the following transactions and/or agreements have been consummated:

On February 26, 1998, the Company issued 877,500 shares of common stock valued at $0.0025 per share to an officer and director of the Company for services rendered in organizing and planning the initial business structure of the Company and for his overall business expertise and consultation. On July 18, 1998, this officer purchased 40,000 additional shares of common stock for $0.25 per share.

On February 26, 1998, the Company issued 877,500 shares of common stock valued at $0.0025 per share to an officer and director of the Company for services rendered in organizing meetings with potential business partners and providing business contacts.

On February 26, 1998, the Company issued 60,000 shares of common stock valued at $0.0025 per share to a director of the Company for services rendered in organizing meetings with potential business partners and providing general business consultation services. On April 6, 1998, this director purchased 60,000 additional shares of common stock for $0.25 per share and was issued a warrant to purchase 50,000 shares of restricted common stock at $0.375 through March 24, 2000. In July 1998, this director purchased 73,600 additional shares of common stock for $0.25 per share and was issued an option to purchase 20,000 shares of common stock at $0.025 per share pursuant to the Company's Non-Statutory Incentive Stock Option Plan. In May 1999, this director purchased 3,000 additional shares of common stock for $1.50 per share. In August 1999, this director exercised the vested portion of this stock option and purchased 6,000 shares of common stock.

On February 26, 1998, the Company issued 488,000 shares of common stock valued at $0.0025 per share to three consultants for technical, translation and business consultation services rendered.

On May 10, 1998, the Company entered into an Employment Agreement with Rocky Umar, as the Vice President of Marketing for a minimum term of one year and whereby he receives a salary ranging from $2,000 per month to $10,000 per month, depending upon performance and the possibility of a commission equal to 1% of sales under Mr. Umar's management that exceeds $1,500,000 for a consecutive six-month period, not to exceed a $100,000 commission per 12-month period. Mr. Umar has been granted an option to purchase 200,000 shares of common stock at $0.025 per share pursuant to the Company's Statutory Incentive Stock Option Plan. Further, Mr. Umar is eligible for a bonus of up to $5,000 after the first year of employment up to the expiration of the stock options.

On May 28, 1998, the Company entered into a Consulting Agreement whereby Dr. Luis Toledo was appointed to the Company's advisory board. Under the Consulting Agreement the Company pays Dr. Toledo a commission equal to 5% of all sales within the organ transplant market for the lesser of a five year period from the date of the agreement, or as long as Dr. Toledo remains a consultant and advisory board member. Such commission is limited to a total of $1,000,000. Further, Dr. Toledo, a participant in the Company's Non-Statutory Incentive Stock Option Plan, has been granted options to purchase 200,000 shares of common stock of the Company at $0.025 per share. In addition, Dr. Toledo is eligible for a bonus of up to $5,000 after the first year as a consultant and advisory board member.

On June 1, 1998, the Company entered into an Agreement of Assignment of Patent and Technology with Leonid Babak and Vladimir Serebrennikov whereby these individuals assigned to the Company the entire worldwide right, title and interest in and to their invention of technology for preserving and transporting biologic and non-biologic material and in and to all of the discoveries, concepts and ideas whether patentable or not. Pursuant to this Agreement of Assignment of Patent and Technology, each individual received 877,500 shares of the Company's common stock with an ascribed value of $2,200, determined at the time of issuance on February 26, 1998 at $0.0025 per share, which has been expensed as research and development.

On June 24, 1998, the Company appointed Eric Slayton, President of Global Healthcare, to be a member of the advisory board. The Company granted to Mr. Slayton an option to purchase 40,000 shares of common stock of the Company at $0.025 per share pursuant to the Company's Non-Statutory Incentive Stock Option Plan.

On September 1, 1998, the Company entered into a purchase agreement with Paul Okimoto, an officer and director of the Company, acquiring all rights to a disposable venereal disease test device called Phemtest, for which Mr. Okimoto owned the patent. The Company paid to the law firm of Flehr, Hohbach, Test and Herbert, $1,375 for the patent maintenance fee, and has also agreed to pay Mr. Okimoto a royalty payment of 5% of gross of Phemtest for the next five years.

In September 1998, the Company issued 600,000 shares of common stock to its legal counsel at their fair market value of $0.25 per share for services rendered in connection with a private placement and $600 cash for an aggregate value of $150,000. Since the services related to the offering, the $149,400 cost has been recorded as a cost of the offering. There was no effect on operations.

The Company entered into an employment agreement with David Lucas on January 1, 1999, whereby Mr. Lucas as Scientific Director oversees the research and development efforts of the Company with compensation at $3,000 per month. During October 2003, Mr. Lucas resigned.

On October 28, 1999, the Company entered into an employment agreement with the former Chief Financial Officer and Secretary for a minimum term of one year.
The compensation ranged from $6,000 to $9,200 per month. In addition, he was granted three options to purchase 150,000 shares of restricted common stock at $0.25, $0.50 and $1.62 per share pursuant to the Company's Statutory Incentive Stock Option Plan. Further, he was eligible for a bonus of $1,000 after January 1, 2000.

On November 20, 1999, the Company entered into a consulting agreement for receiving market information, technical contacts and business and investor contacts. In consideration, the Company issued warrants to purchase up to 800,000 shares of common stock at an exercise price of $1.50 per share. The warrants expired on June 30, 2000.

During fiscal year 2000, a stockholder relinquished 320,000 shares of the Company's common stock held by this stockholder to three consultants to satisfy outstanding amounts due to them. The stockholder subsequently received 330,000 shares of the Company's common stock from the Company to replace shares relinquished to these consultants. The value of the shares relinquished and 10,000 additional shares issued to the stockholder by the Company, have been allocated between stock based compensation approximating $56,400 and prepaid consulting services related to issuance of common stock approximating $48,300 as of December 31, 2000.

On March 27, 2000, the Company entered an Employment Agreement with Dr. Luis Toledo, a stockholder, whereby Dr. Toledo is employed as the Chief Medical Officer for a minimum term of one year and receives base compensation of $6,000 a month, which may be adjusted based on the Company's ability to raise defined amounts of capital. In addition, the Company granted an option to purchase 75,000 shares of common stock at $1.50. All stock options granted in a consulting agreement dated May 28, 1998 shall remain and continue to vest according to the defined schedule.

On January 1, 2000, the Company entered an Employment Agreement with Leonid Babak, a stockholder, whereby Mr. Babak is employed as the Branch Director of Russian Operations for a minimum term of one year and receives base compensation of $500 a month and $700 a month in fringe benefits.

On January 1, 2000, the Company also entered into a separate Employment Agreement with Vladimir Serebrennikov, a stockholder, whereby Mr. Serebrennikov is employed as the Technical Director of Preservation Systems for a minimum term of one year and the Company pays Mr. Serebrennikov $500 per month, which salary may be adjusted, with a bonus of $25,000 upon the successful completion of the Phase I development within the agreed upon time frame.

On March 5, 2001, the Company entered an Employment Agreement with Robert E. Strom, a stockholder, whereby Mr. Strom is employed as the Vice President of Sales and Marketing for a minimum term of one year and receives a base compensation of $10,000 a month, which may be increased based on the Company's ability to raise defined amounts of capital or earn defined amounts of revenue during any twelve-month period. Mr. Strom is also eligible for a bonus based on performance milestones. In addition, Mr. Strom has been granted an option to purchase 150,000 shares of common stock at $0.23 per share pursuant to the Company's Statutory Incentive Stock Option Plan, as well as an option to purchase 150,000 shares of common stock at $0.10 per share pursuant to the Company's Non-Statutory Incentive Stock.

In July 2001, the Company granted warrants to purchase 608,900 shares of common stock at $0.01 per share in satisfaction of stockholder's accrued wages of $274,000.

In December 2001, the Company entered into an agreement with a research institute where Dr. Luis Toledo serves as a director. Dr. Toledo is budgeted in the agreement to receive approximately $15,000 of the $120,000 total balance.

During fiscal year 2002, the CEO and director exercised options to purchase 260,000 shares for $2,600. Further, the Company sold 109,000 shares to a director of the Company for $24,000 at approximately $2,000 below fair value.

During fiscal year 2002, the Company granted 225,000 options to purchase shares of common stock at $0.34 per share to various directors and officers. The options are fully vested as of December 31, 2002.

During April 2003, the Company issued 74,200 shares of common stock to a stockholder and director of the Company in satisfaction of $10,000 in principal of a promissory note and $4,700 in interest.

During May 2003, the Company issued 38,400 shares of common stock to a stockholder and director of the Company in satisfaction of $5,000 in principal of a promissory note and $400 in interest.

During July 2003, the Company issued 51,100 share of common stock to a stockholder and director of the Company in satisfaction of $9,200 in principal of a promissory note and $100 in interest.

During fiscal year 2003, the Company accrued an additional wages and accrued vacation to stockholders totaling $436,600 and $38,800, respectively. As of December 31, 2003 the balance in stockholder payables, totaling $82,600 consists of the following:

Wages payable to stockholder employees                   $       453,200

Accrued vacation payable for stockholder employees               104,800

Promissory note payable to stockholder and director
unsecured, interest of 10%r, due on demand                         5,000

Accrued interest related to promissory note payable                  700
                                                         ----------------
                                                         $       563,700
                                                         ================
4.      COMMON STOCK

The Company undertook an offering, under Regulation D, Rule 504 pursuant to which it sold 1,000,000 shares of common stock at $0.25 per share to raise $250,000 via an Offering Memorandum dated August 15, 1998 (the "Offering"). The Offering commenced on August 15, 1998 and terminated on September 4, 1998. The transfer of 42,800 of the 1,000,000 shares is limited under the provisions of Rule 144(e) because these shares were issued to affiliates or control persons and are therefore control stock. The remaining 957,200 of the 1,000,000 shares were issued to non-affiliates and are therefore unrestricted.

All of the 1,000,000 shares were issued in reliance on the Federal exemption from registration under Rule 504 of Regulation D and a Form D relating to these shares was filed with the U.S. Securities and Exchange Commission (the (SEC) on September 9, 1998.

On June 21, 1999, the stockholders approved an increase in the authorized number of shares of common stock from 10,000,000 to 50,000,000 shares.

During fiscal year 1999, the Company undertook a private placement, under Regulation D, Rule 505 pursuant to which it offered to sell 2,000,000 shares of common stock at $1.50 per share under an Offering Memorandum dated September 1, 1999 and was effectively terminated on June 15, 2000. Each two shares had a two-year warrant to purchase an additional share of common stock at $2.50 per share. During the year ended December 31, 2000 and 1999, 140,100 and 287,200 shares of common stock, respectively, were sold under the terms of this private placement. Except for the exercise of stock options, all other stock sales in 1999 were to various individuals at $1.50 per share.

In May and December 1999, the Company issued 5,200 shares valued at $1.50 per share to two unrelated parties for services rendered.

During fiscal year 2000, the Company undertook a private placement, under Regulation D, Rule 506 pursuant to which it offered to sell 2,000,000 shares of common stock at $1.50 per share under an Offering Memorandum dated February 2, 2000 and was effectively terminated on June 15, 2000. Each two shares had a two-year warrant to purchase an additional share of common stock at $2.50 per share. During the year ended December 31, 2000, 224,500 shares of common stock were sold under the terms of this private placement.

The Company issued 206,700 shares of common stock during fiscal year 2000 related to conversion of promissory notes, totaling $67,500 resulting from the June 15, 2000 Rescission Offer.

During the third and fourth quarters of 2000, the Company issued 907,500 shares with a weighted average fair value of $0.37 per share to seven unrelated parties for services to be rendered with terms up to 12 months. As of December 31, 2002 and 2001, $-- and $195,200 has been recorded as stock based compensation for the services.

During the second and third quarters of 2001, the Company issued 67,600 shares with a weighted average fair value of $0.37 per share to five unrelated parties in satisfaction of outstanding accounts payable totaling $24,800.

The Company issued 257,300 shares of common stock in September 2001 related to the conversion of a promissory note totaling $272,000.

During the third and fourth quarter of 2001, the Company issued 135,000 and 19,600 shares, respectively, of common stock with a weighted average fair value of $0.64 per share to five unrelated parties for services rendered totaling $98,500.

The Company issued 416,600 shares of common stock during the first quarter of 2001 related to conversion of promissory notes, totaling $218,800 resulting from the June 15, 2000 Rescission Offer.

The Company issued 800,000 shares of common stock in April 2001 related to a stock purchase agreement totaling $104,000, which has not been collected as of December 31, 2001, as discussed in Note 6.

The Company issued 510,000 shares of common stock in January 2001 for a consulting agreement that was terminated in August 2001, as discussed in Note 6.

The Company issued 150,000 shares of common stock in September 2001 in exchange for a termination of a consulting agreement as discussed in Note 6.

The Company issued 72,100 shares of common stock in January 2002 related to the conversion of a promissory note totaling $54,300, including accrued interest of $7,200.

During the first and second quarters of 2002, the Company issued 317,500 shares with a weighted average fair value of $0.76 per share to eight unrelated parties recorded as stock based compensation totaling $264,000.

During the third and fourth quarters of 2002, the Company issued 80,200 shares with a weighted average fair value of $0.46 per share to 4 unrelated parties recorded as stock based compensation totaling $36,900.

The Company issued 54,100 shares of common stock in July 2002 with a weighted average fair value of $0.31 per share to eight unrelated parties in satisfaction of accrued liabilities totaling $17,000.

In April 2002, a check received from a stockholder for stock issued in 2001 was returned by the bank due to insufficient funds. The stockholder agreed to return approximately 106,400 shares of the Company's common stock. The Company recorded a stock receivable totaling $50,000 as Other receivables. In August 2002, the 106,400 shares of common stock were returned to the Company and cancelled.

During the first and second quarters of 2003, the Company issued 299,700 shares with a weighted average fair value of $0.20 per share to 19 unrelated parties recorded as stock based compensation totaling $61,300.

During the third and forth quarters of 2003, the Company issued 478,000 shares with a weighted average fair value of $0.14 per share to 10 unrelated parties recorded as stock based compensation totaling $96,600.

As of December 31, 2003, 4,440,500 shares of the Company's common stock are issued and held in trust accounts. The trust accounts were set up to receive and hold cash from investors in exchange for shares of common stock. These shares will be recognized as outstanding upon receipt of cash or other consideration.

5.      STOCK OPTION PLANS AND WARRANTS

The Company adopted the following plans during 1998:

Statutory Incentive Stock Option Plan

The purpose of this plan is to strengthen the Company by providing incentive stock options as a means to attract, retain and motivate corporate personnel. The options may not be granted to employees who own stock possessing more than 10% of the total combined voting power of the stock of the Company. As of December 31, 2003, 600,000 shares have been authorized for option grants.

A summary of the status of this plan as of December 31, 2003, and changes during the period from February 26, 1998 (date of inception) to December 31, 2003 is presented in the following table:

                                  Shares               Weighted
                                Available for           Options         Average
Exercise                           Grant              Outstanding        Price
-----------------------------   --------------        ------------     --------

Authorized, February 26, 1998
  (date of inception)              600,000                    --    $       --
Granted                           (250,000)              250,000          0.07
                                 -----------            ----------       ------
Balance, December 31, 1998         350,000               250,000          0.07
Granted                           (325,000)              325,000          0.58
Forfeited                           75,000               (75,000)         0.50
                                 -----------            ----------       ------
Balance, December 31, 1999         100,000               500,000          0.34
Granted                            (75,000)               75,000          1.50
Exercised                               --              (152,000)         0.03
Forfeited                               --                    --            --
                                ------------            ----------       ------
Balance, December 31, 2000          25,000               423,000          0.67
Granted                           (150,000)              150,000          0.23
Forfeited                          150,000              (150,000)         0.72
                                ------------            ----------       ------
Balance, December 31, 2001          25,000               423,000          0.53
Granted                                 --                    --            --
Forfeited                               --                    --            --
                                ------------            ----------       ------
Balance, December 31, 2002          25,000               423,000          0.53
Granted                                 --                    --            --
Forfeited                          150,000              (150,000)         0.50
Expired                             48,000               (48,000)         0.03
                                ------------           -----------       ------
Balance, December 31, 2002         223,000               225,000     $    0.65
                                ============           ===========       ======

The weighted-average fair value of statutory stock options granted during 2003 and 2002 was $-- and $--, respectively.

The following table summarizes information about statutory stock options outstanding as of December 31, 2003:

                    Options Outstanding              Options Exercisable
             ----------------------------------    ---------------------
                          Weighted
              Number       Average     Weighted     Number        Weighted
Range of    Outstanding   Remaining    Average     Exercisable     Average
Exercise       as of     Contractual  Exercise      as of        Exercise
Prices       12/31/03       Life        Price       12/31/03        Price
---------    ----------  -----------  ---------   ------------   ---------
0.23 - 0.50     150,000    2.2 years     0.23        150,000         0.23
       1.50      75,000    1.5 years     1.50         75,000         1.50
-----------   ---------  -----------  ---------   ------------   ---------
                225,000              $   0.65        225,000     $   0.65
              =========               =========   ============   =========

Compensation expense under APB No. 25 relating to statutory options that became exercisable in 2003 and 2002 was $-- and $--, respectively.

Employees may exercise their options to purchase their shares according to the following schedule:

                     Rocky Umar                             All others
                    ------------                            ----------
at inception            20%                                     -
after 1st year          24%                                     30%
after 2nd year          32%                                     30%
after 3rd year          24%                                     40%

Non-Statutory Incentive Stock Options Plans

The purpose of this plan is to promote the interest of the Company by providing a method whereby non-employees, advisory board members, members of the board of directors, consultants and independent contractors, who provide valuable services to the Company, may be offered incentives as rewards which will encourage them to acquire a proprietary interest in the Company. As of December 31, 2001, 2,000,000 shares have been authorized for option grants.

A summary of the status of this plan as of December 31, 2003 and changes during the period from February 26, 1998 (date of inception) to December 31, 2003 is presented in the following table:


                                   Shares               Weighted
                                Available for           Options           Average
Exercise                           Grant              Outstanding          Price
-----------------------------   --------------        ------------       ---------
Authorized, February 26, 1998,
   (date of inception)             2,000,000                  --      $       --
Granted                             (800,000)            800,000            0.24
                                 -------------          -----------      ---------
Balance, December 31, 1998         1,200,000             800,000            0.24
Granted                             (142,500)            142,500            0.32
Exercised                                 --             (31,000)           0.01
Forfeited                            350,000            (350,000)           0.50
                                  ------------          ----------       ---------
Balance, December 31, 1999         1,407,500             561,500            0.12
Granted                             (382,500)            382,500            0.84
Exercised                                 --            (197,000)           0.06
Forfeited                                 --                  --              --
                                  ------------          ----------       ---------
Balance, December 31, 2000         1,025,000             747,000            0.40
Granted                             (300,000)            300,000            0.29
Exercised                                 --            (249,000)           0.05
Forfeited                                 --                  --              --
                                  ------------          ----------       ---------
Balance, December 31, 2001           725,000             798,000            0.56
Granted                                   --                  --              --
Exercised                                 --             (20,000)           0.07
Forfeited                                 --                  --            0.03
                                  ------------          ----------       ----------
Balance, December 31, 2002           725,000             778,000            0.58
Granted                                   --                  --              --
Forfeited                             75,000             (75,000)           0.32
Expired                               73,000             (73,000)           0.03
                                   ---------            ---------         ---------
Balance, December 31, 2003           873,000             630,000       $    0.67
                                   =========            =========         =========


The weighted-average fair value of non-statutory stock options granted during 2003 and 2002 was $-- and $--, respectively.

The following table summarizes information about the non-statutory stock options outstanding as of December 31, 2003:

                    Options Outstanding              Options Exercisable
             ----------------------------------    ---------------------
                          Weighted
              Number       Average     Weighted     Number        Weighted
Range of    Outstanding   Remaining    Average     Exercisable     Average
Exercise       as of     Contractual  Exercise      as of        Exercise
Prices       12/31/03       Life        Price       12/31/03        Price
---------    ----------  -----------  ---------   ------------   ---------

$0.01 - 0.25     97,500    1.0 years  $   0.09        97,500     $    0.09
 0.28           225,000    1.8 years      0.28       225,000          0.28
 0.30 - 0.54    105,000    0.5 years      0.44       105,000          0.44
 1.50           202,500    1.1 years      1.50       202,500          1.50
------------   --------   ----------  --------       -------     ---------
                630,000               $   0.67       630,000     $    0.67
               ========               ========       =======     =========

Compensation expense under SFAS No. 123 relating to non-statutory stock options that became exercisable in 2003 and 2002 was $-- and $--, respectively.

The Company adopted the following plan during 2001:

Stock Options Plan

The purpose of this plan is to encourage selected officers and key employees to accept or continue employment with the Company, increase the interest of selected officers, directors, key employees and consultants in the Company's welfare through the participation in the growth in value of the common stock of the Company. As of December 31, 2003, 5,000,000 shares have been authorized for option grants. The Company grants both statutory and non-statutory stock options under this plan. During 2003 and 2002, the Company granted -- and 474,000 statutory options, respectively, and 305,000 and 95,000 non-statutory options, respectively. As of December 31, 2003, outstanding statutory and non-statutory options total 399,000 and 400,000, respectively.

A summary of the status of this plan as of December 31, 2003 and changes during the period from August 4, 2001 (date of option plan inception) to December 31, 2003 is presented in the following table:


                                   Shares               Weighted
                                Available for           Options           Average
Exercise                           Grant              Outstanding          Price
-----------------------------   --------------        ------------       ---------
Authorized, August 4, 2001,
   (date of inception)              1,585,500                 --      $       --
Granted                              (225,000)           225,000            0.35
Forfeited                                  --                 --              --
                                    -----------         ----------        ---------
Balance, December 31, 2001          1,360,500            225,000            0.35
Granted                              (569,000)           569,000            0.41
Forfeited                              75,000            (75,000)           0.85
                                    -----------         ----------        ----------
Balance, December 31, 2002            866,500            719,000            0.41
Granted                              (305,000)           305,000            0.15
Forfeited                              75,000            (75,000)           0.54
Expired                               150,000           (150,000)           0.13
Authorization of additional shares  3,414,500                 --              --
                                   ----------           ---------           ----
Balance, December 31, 2002          4,201,000            799,000       $    0.35
                                   ==========           =========          =====


The weighted-average fair value of non-statutory stock options granted during 2003 and 2002 was $0.07 and $0.34, respectively. The weighted-average fair value of statutory stock options granted during 2003 and 2002 was $-- and $--, respectively.

The following table summarizes information about the non-statutory and statutory stock options outstanding as of December 31, 2003:

        Options Outstanding              Options Exercisable
              ----------------------------------    ---------------------
                           Weighted
               Number       Average     Weighted     Number        Weighted
 Range of    Outstanding   Remaining    Average     Exercisable     Average
 Exercise       as of     Contractual  Exercise      as of        Exercise
 Prices       12/31/02       Life        Price       12/31/02        Price
 ---------    ----------  -----------  ---------   ------------   ---------

 $0.10 - 0.17    305,000   3.8 years   $    0.13       187,500    $    0.11
  0.34 - 0.54    494,000   3.2 years        0.48       402,300         0.47
  -----------  ---------  -----------  ---------   ------------   ---------
                 799,000               $    0.35       589,800    $    0.35
               =========               =========   ============   =========

The Company estimates the fair value of non-statutory stock options by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2002 and 2001; no dividend yield; expected volatility of 121% and 300%, risk free interest rates of 1.5% and 4.4%, expected lives of 1.0 and 2.6 years for all plan options.

The following table summarizes information about non-statutory and statutory stock options granted during the year ended December 31, 2003:


                 Exercise price
                 Equals,
                 Exceeds or is
  Number of      Less Than
  Options        Mkt. Price of    Weighted-       Range of         Weighted-
  Granted        Stock on         Average         Exercise        Average Fair
  During 2003    Grant Date       Exercise Price  Prices             Value
  -----------    -------------    --------------  -------------   ------------
  125,000         Equals          $       0.16    $ 0.16 - 0.17   $     0.16
       --         Exceeds                   --               --           --
  180,000         Less Than               0.13      0.13 - 0.15         0.19
  -----------    -------------    --------------  -------------   ------------
  305,000                         $       0.15                    $     0.18
  ===========                     ==============                  ============


Compensation expense under SFAS No. 123 relating to these stock options that became exercisable in 2003 and 2002 was $12,400 and $52,300, respectively. Compensation expense under APB No. 25 relating to these stock options that became exercisable in 2003 and 2002 was $-- and $35,500, respectively.


Stock Purchase Warrants

In connection with certain business transactions and debt or equity offerings, the Company has granted various warrants to purchase common stock. The following table summarizes activity relating to outstanding warrants from February 26, 1998 (date of inception) to December 31, 2003:

                                                           Weighted
                                                            Average
                                    Warrants               Exercise
                                    Outstanding              Price
                                    -----------           ----------
 Balance, February 26, 1998
    (date if inception)                       -           $       -
 Granted                                100,000                0.38
                                      ---------            ----------
 Balance, December 31, 1998             100,000                0.38
 Granted                                942,800                1.62
                                      ---------            ----------
 Balance, December 31, 1999           1,042,800                1.50
 Granted                              1,398,600                1.20
 Exercised                              (41,600)               0.34
 Expired                               (900,000)               1.38
 Forfeited                              (75,800)               2.50
                                      ----------           -----------
 Balance, December 31, 2000           1,424,000                2.36
 Granted                                995,500                0.25
 Exercised                             (595,600)               0.24
 Expired                                (20,000)               1.50
 Forfeited                              (35,600)               2.50
                                      ----------           -----------
 Balance, December 31, 2001           1,768,300                0.99
 Granted                                 80,000                0.72
 Exercised                             (260,000)               0.01
 Expired                               (200,000)               2.42
 Forfeited                                   --                  --
                                     -----------          ------------
 Balance, December 31, 2002           1,388,300                0.95
 Granted                                500,000                0.16
 Expired                               (165,000)               0.87
                                      ----------               ----
 Balance, December 31, 2003           1,723,300            $   0.73
                                      ==========               ====

The weighted average fair value of warrants granted during 2003 and 2002 was $0.16 and $0.50, respectively.

The following table summarizes information about warrants outstanding at December 31, 2003:

                                         Weighted
                         Number           Average
 Range of               Outstanding      Remaining         Number
 Exercise                 as of         Contractual     Exercisable as
 Price                   12/31/03           Life           12/31/03
 --------               -----------     -----------     --------------

$      0.01              233,300         2.5 years          233,300
       0.15              450,000         1.3 years          450,000
0.21 - 0.72              330,000         0.7 years          330,000
       1.50              710,000         5.9 years          710,000
-----------            ---------         ----------     --------------
                       1,723,300                          1,723,300
                       =========                        ==============

The following table summarizes information about warrants granted during the year ended December 31, 2003:

                Exercise price
                Equals,
                Exceeds or is
 Number of      Less Than
 Warrants        Mkt. Price of    Weighted-       Range of         Weighted-
 Granted        Stock on         Average         Exercise        Average Fair
 During 2003    Grant Date       Exercise Price  Prices             Value
 -----------    -------------    --------------  -------------   ------------
   150,000         Exceeds            0.17        0.15 - 0.21        0.15
   350,000         Less Than          0.15        0.15               0.20
------------    -------------    --------------  -------------   ------------
   500,000                        $   0.16                        $  0.19
============                     ==============                  ============

The Company estimates the fair value of warrants at the grant date by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2003 and 2002; no dividend yield; expected volatility of 259% and 300%; risk free interest rates of 1.3% and 4.4%; and expected lives of 1.1 and 1.5 years. Compensation expense relating to warrants granted for services in 2003 and 2002 was $81,500 and $9,800.

6.      OTHER RECEIVABLES, NET

Stock purchase agreement - During April 2001, the Company entered into a stock purchase agreement with an individual whereby the Company agreed to issue 400,000 unrestricted shares of the Company's common stock in exchange for $104,000. A stockholder agreed to provide the shares on behalf of the Company in exchange for 800,000 restricted shares of the Company's common stock. The Company issued the 800,000 restricted shares to the stockholder, who in turn transferred the 400,000 unrestricted shares to the individual. The additional 400,000 restricted shares issued to the stockholder, valued at $93,600, will be recorded as offering costs net of the offering. However, the individual failed to pay the Company for the 400,000 unrestricted shares. The Company is currently taking necessary actions to collect the payment or have the shares returned and cancelled. As the collection of the cash or the shares is uncertain, the Company has fully allowed for the $104,000, net of offering costs of $93,600.

Termination agreement - In January 2001, the Company entered into a Financial Consulting Services Agreement with an entity whereby the entity agreed to provide financial consulting services for one year in exchange for 200,000 restricted shares of the Company's common stock. In conjunction with that agreement, the Company also entered into a second Financial Consulting Services Agreement with three individuals whereby the individuals agreed to provide financial consulting services for one year in exchange for 510,000 unrestricted shares of the Company's common stock. These two agreements will hereafter be collectively referred to as the "Consulting Agreements" while both the entity and individuals will hereafter be collectively referred to as the "Consultants". In January 2001, the Company issued 710,000 shares of the Company's common stock as pertaining to the Consulting Agreements.

In August 2001, the Company entered into a Termination Agreement (the "Termination") with the Consultants, whereby both parties agreed to terminate the Consulting Agreements. As a material inducement to the Company and Consultants to enter into the Termination, the Consultants agreed to return all 710,000 shares of the Company's common stock in exchange for 150,000 shares of the Company's common stock with a fair value totaling $177,000.

In August 2001, the Company received and cancelled 200,000 shares from the Consultant, while the remaining 510,000 shares remain outstanding. The 710,000 shares were originally expensed in the amount of $554,500 as stock based compensation in January 2001. As no services were performed by the Consultants, the Company reversed the entire expense of $554,500 while recording an other receivable of $398,300 for the 510,000 outstanding shares. As the collection of the shares is uncertain, the Company has fully allowed for the $398,300 as of December 31, 2003.

7.      COMMITMENTS AND CONTINGENCIES

Legal proceedings - On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced they were bringing securities fraud charges against the Company and Harry Masuda, the Company's Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge the Company and Mr. Masuda with the failure to adequately disclose to investors in these private placements a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. The Company believes the charges are unwarranted, and that the issues involved in this matter were resolved during 2000 to the full satisfaction of all investors. There can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks.

8.      SUBSEQUENT EVENTS

During January 2004, the Company borrowed $10,000 from a director and stockholder of the Company. The promissory notes are unsecured, bears interest at 10% per annum, and are due on demand.

During January and February 2004, the Company issued 840,600 shares of the Company's common stock for services totaling $153,400.

During January, February and March 2004, a director and stockholder of the Company converted $5,000, $5,000 and $5,000 promissory notes into 35,714, 50,000 and 41,667 shares, respectively, of the Company's common stock..

During February 2004, the Company granted options to purchase 1,000,000 shares of the Company's common stock at $0.11 per share to various directors and employees. The options vest 30% upon grant, 30% after one year, 40% after two years, and expire in five years. The options are valued at $20,000 under APB No. 25.

During February and March 2004, the Company borrowed $2,000 and $2,500, respectively, from a director and stockholder of the Company. The promissory notes are unsecured, bear interest at 10% per annum, and are due on demand.

During March 2004, the Company issued 5,266,900 shares of common stock for stockholder payables consisting of accrued wages and vacation to stockholder employees totaling $579,400.

During March 2004, the Company issued 358,100 shares of common stock for accounts payable and accrued liabilities totaling $39,400.




                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED BALANCE SHEET
                                 MARCH 31, 2004
                                 (UNAUDITED)
                                     ASSETS


Current assets
        Cash                                                            $   32,600
        Prepaid expenses and other current assets                           14,700
                                                                        ----------
                Total current assets                                        47,300

Fixed assets, net                                                            1,100
                                                                        ----------

Total assets                                                            $   48,400
                                                                        ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
        Accounts payable                                                $  271,300
        Accrued liabilities                                                136,200
        Stockholder payables                                                89,000
                                                                        ----------
                Total current liabilities                                  496,500
                                                                        ----------
Total liabilities                                                          496,500

Commitments and contingencies                                                   --

Stockholders' equity
    Preferred stock; no par or stated value; 5,000,000 shares
          authorized, no shares issued or outstanding                           --
    Common stock; no par or stated value; 145,000,000 shares
           authorized, 40,389,600 shares
           and 36,468,600 issued and outstanding                        12,345,000
    Accumulated deficit during development stage                       (12,793,100)
                                                                        ----------
                Total stockholders' deficit                               (448,100)
                                                                        ----------

Total liabilities and stockholders' equity                              $   48,400
                                                                        ==========

                 See Accompanying Notes To Financial Statements

                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                         Three Months Ended                February 26, 1998
                                                                              March 31,                   (Inception) Through
                                                                     2004                2003                March 31, 2004
                                                                ---------------        -----------         -----------------

Revenue                                                           $         --        $         --             $          --

Operating expenses
        General and administrative
                Stock based compensation                               176,500              83,000              3,502,800
                Other general and administrative expenses              144,700             420,300              4,953,400
                                                                    -----------         -----------            ----------
        Total general and administrative                               321,200             503,300              8,456,200
        Research and development                                        44,200              88,800              1,754,500
        Sales and marketing                                             31,500              53,900                680,500
                                                                   -----------         -----------             ----------
                Total operating expenses                               396,900             646,000             10,891,200
                                                                   -----------         -----------             ----------
Loss from operations                                                  (396,900)           (646,000)           (10,891,200)

Other income (expense)
        Loan fees                                                           --                  --               (750,000)
        Bad debt related to other receivable                                --                  --               (502,300)
        Interest income                                                     --                  --                  2,700
        Interest expense                                              (340,700)               (400)              (647,500)
                                                                   -----------         -----------             ----------
Loss before provision for income taxes                                (737,600)           (646,000)           (12,788,300)

Provision for income taxes                                                  --                  --                  4,800
                                                                   -----------         -----------             ----------

Net loss                                                          $   (737,600)       $   (646,400)          $(12,793,100)
                                                                   ===========         ===========           =============

Basic and diluted loss per common share                           $      (0.02)       $      (0.03)             $   (1.51)
                                                                   ===========         ===========           =============
Basic and diluted weighted average
        common shares outstanding                                   31,272,300          24,566,000              8,480,700
                                                                   ===========         ===========           =============

               See Accompanying Notes To Financial Statements

                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                  CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT
                                  (UNAUDITED)

                                                                                    Accumulated
                                                           Common Stock           Deficit During          Total
                                                           ------------             Development        Stockholders'
                                                     Shares           Amount           Stage             Deficit
                                                    ----------       ----------      -------------      ------------
Balance December 31, 2003                           29,522,800      $11,080,200       $(12,055,500)      $(975,300)

Issuance of common stock for cash (net of
   offering costs of $66,500),weighted
   average price of $0.32                             352,900          114,400                 --         114,400

Issuance of common stock for services,
  weighted average price of $0.18                     840,600          153,400                 --         153,400

Stock based compensation related to granting
  of options                                               --           23,100                 --          23,100

Common stock issued in satisfaction of
  stockholder payables (including interest of
  $332,700),$0.17                                   5,627,800          952,700                 --         952,700

Common stock issued in satisfaction of
  stockholder payables (including interest of
  $7,500),$0.17                                       124,500           21,200                 --          21,200

Net loss                                                   --               --           (737,600)       (737,600)
                                                   ----------       ----------      -------------      ------------
Balance March 31,2004                              36,468,600      $12,345,000       $(12,793,100)      $(448,100)
                                                   ==========       ==========      =============      ============


            See Accompanying Notes to Financial Statements

                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED  STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                  Three Months Ended       February 26, 1998
                                                                        March 31,         (Inception) Through
                                                                 2004             2003       March 31, 2004
                                                            ---------------    -----------  -----------------
Cash flows from operating activities:
 Net loss                                                     $  (737,600)    $  (646,400)  $ (12,793,100)
 Adjustments to reconcile net loss to net
  cash used by operating activities:
   Stock based compensation                                       176,500          83,000       3,502,800
   Depreciation                                                       500             500           8,700
   Deemed interest expense                                            --              --           92,800
   Interest expense paid in common stock                          340,200             --          462,700
   Amortization of discount and loan fees
    on notes payable                                                  --              --          774,800
   Bad debt related to other receivables                              --              --          502,300
 Changes in operating assets and liabilities:
   Change in prepaid expenses and other asset                      3,700            6,300         (14,700)
   Change in accounts payable                                     20,200           49,100         309,700
   Change in accrued liabilities                                  (8,000)           4,000         208,500
                                                                 ---------      ----------     -----------
          Net cash used by operating activities                 (204,500)        (503,500)     (6,945,500)

Cash flows from investing activities:

  Purchase of fixed assets                                            --               --          (9,800)
                                                                 ---------       ----------   -----------
    Net cash used by investing activities                             --               --          (9,800)

 Cash flows from financing activities:
   Change in stockholder payables                                115,300           37,200         946,500
   Proceeds from issuance of common stock                        114,400          336,700       5,907,200
   Proceeds from borrowing on notes payable                           --               --         323,100
   Principal payments on notes payable                                --               --         (97,400)
   Principal payments on stock subject to rescission                  --               --         (41,500)
   Change in other receivables                                        --               --         (50,000)
                                                                ---------       ----------      -----------
     Net cash provided by financing activities                   229,700          373,900       6,987,900
                                                                ---------      ----------      -----------
  Net increase (decrease) in cash                                 25,200         (129,600)         32,600

  Cash, beginning of period                                        7,400          144,700              --
                                                                ---------        ----------      -----------
  Cash, end of period                                          $  32,600       $   15,100       $  32,600
                                                                =========        ==========      ===========
 Supplemental disclosure of cash flow information:
  Cash paid for income taxes                                   $      --       $       --       $   4,800
                                                                =========       ==========      ===========
  Cash paid for interest                                       $      --       $       --       $  12,900
                                                                =========       ==========      ===========

Schedule of non-cash financing activities:

Issuance of common stock in satisfaction of
  accounts payable(excluding interest of $7,500)               $  13,700       $       --       $  13,700
                                                                =========      ==========       ==========

Issuance of common stock in satisfaction of
  stockholder payables (excluding interest of $332,700)        $ 620,000       $       --       $ 620,000
                                                                =========      ==========       ==========


            See Accompanying Notes to Financial Statements

1.      BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the Form 10-KSB for the year ended December 31, 2003 of Human BioSystems (the "Company").

The interim financial statements present the condensed balance sheet, statements of operations, stockholders' deficit and cash flows of the Company. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position of the Company as of March 31, 2004 and the results of operations and cash flows presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassification - Certain prior year balances have been reclassified to conform to the current year presentation, which have no effect on net income.

3.      STOCK-BASED EMPLOYEE COMPENSATION

The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when the estimated fair value of the underlying stock on date of the grant exceeds the exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:

                                              Three months ended March 31
                                               2004                  2003
                                          ------------          ------------
Net loss, as reported                     $  (737,600)           $ (646,400)
Add: Stock-based employee compensation
 expense included in reported loss,
 net of related tax effects                        --                    --
Deduct: Total stock-based employee
 compensation expense determined under
 fair value based methods for all awards,
 net of related tax effects                   (49,500)               (6,600)
                                          ============           ===========
Pro forma net loss                        $  (787,100)           $ (653,000)
                                          ============           ===========
Net loss per common share
 Basic and diluted loss, as reported      $     (0.02)           $    (0.03)
                                          ============           ============
 Basic and diluted loss, pro forma        $     (0.03)           $    (0.03)
                                          ============           ============


In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

4.      RELATED PARTY TRANSACTIONS

During February 2004, the Company granted options to purchase 1,000,000 shares of common stock at $0.11 per share to various employees and directors. The options vest 30% upon grant, 30% after one year, and 40% after two years and were valued at $20,000 per AFB No. 25.

Stockholder payables consist of the following as of March 31, 2004:

Wages payable to stockholder employees                         $       81,800

Promissory note payable to stockholder and director
  unsecured, interest of 10%, due on demand                             4,500

4.   RELATED PARTY TRANSACTIONS (continued)

Accrued vacation for stockholder employees                              1,800

Accrued interest on notes payable                                         900
                                                               --------------
                                                               $       89,000

During March 2004, the Company issued 5,500,400 shares of the Company's common stock to various stockholder employees and directors of the Company in satisfaction of $605,000 (excluding interest of $330,000) in accrued wages and vacation. Additionally, during the three months ended March 31, 2004, the Company issued 127,400 shares of common stock to a stockholder and director in satisfaction of $15,000 (excluding interest of $2,700) in principal of a promissory note payable.

5.   COMMON STOCK

During the three months ended March 31, 2004, the Company issued 352,900 shares of common stock for cash totaling $114,400 (including offering costs of $66,500).

During the three months ended March 31, 2004, the Company issued 840,600 shares of common stock for services totaling $153,400.

During March 2004, the Company issued 124,500 shares of common stock in satisfaction of accounts payable totaling $13,700 (excluding interest of $7,500).

6.   GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage, has no operating revenue and incurred a net loss of $737,600 for the three months ended March 31, 2004. The Company is in the seventh year of research and development, with an accumulated loss during the development stage of $12,793,100. As of March 31, 2004, management is uncertain as to the completion date or if any of the Company's products will be completed at all.

Management's plan, in this regard, is to raise financing of approximately $2,500,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing research for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.




                            [HUMAN BIOSYSTEMS LOGO]

                            Up to  38,000,000 Shares
                                       of
                                  Common Stock

                             ______________________

                                   PROSPECTUS
                             ______________________



                                August 23, 2004